                                                                     EXHIBIT 4.1


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                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 24, 2000

                                      AMONG


                      INTERNATIONAL MULTIFOODS CORPORATION,


                         VARIOUS FINANCIAL INSTITUTIONS,

                                 SUNTRUST BANK,

                              AS SYNDICATION AGENT,

                         U.S. BANK NATIONAL ASSOCIATION

                             AS DOCUMENTATION AGENT,

                                       AND

                             BANK OF AMERICA, N.A.,

                             AS ADMINISTRATIVE AGENT
                       AND LETTER OF CREDIT ISSUING LENDER



                         BANC OF AMERICA SECURITIES, LLC
                         LEAD ARRANGER AND BOOK MANAGER


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

                                TABLE OF CONTENTS


Section                                                                     Page
ARTICLE I

        DEFINITIONS ...........................................................1
        1.1     Certain Defined Terms .........................................1
        1.2     Other Interpretive Provisions ................................16
        1.3     Accounting Principles ........................................17

ARTICLE II

         THE CREDITS..........................................................17
         2.1    Amounts and Terms of Commitments .............................17
         2.2    Loan Accounts.................................................17
         2.3    Procedure for Committed Borrowing.............................18
         2.4    Conversion and Continuation Elections for
                Committed Borrowings..........................................19
         2.5    Bid Borrowings................................................20
         2.6    Procedure for Bid Borrowings..................................20
         2.7    Voluntary Termination or Reduction of Commitments.............24
         2.8    Optional Prepayments..........................................24
         2.9    Repayment.....................................................24
         2.10   Interest......................................................24
         2.11   Fees..........................................................25
         2.12   Computation of Fees and Interest..............................26
         2.13   Payments by the Company.......................................26
         2.14   Payments by the Lenders to the Administrative Agent...........27
         2.15   Sharing of Payments, etc......................................28
         2.16   Optional Increase in Aggregate Commitment.....................30
         2.17   Extension of Termination Date.................................30

ARTICLE III

         THE LETTERS OF CREDIT................................................31
         3.1    The Letter of Credit Subfacility..............................31
         3.2    Issuance, Amendment and Extension of Letters of Credit........32
         3.3    Risk Participations, Drawings and Reimbursements..............34
         3.4    Repayment of Participations...................................36
         3.5    Role of the Issuing Lender....................................37
         3.6    Obligations Absolute..........................................37
         3.7    Cash Collateral Pledge........................................38
         3.8    Letter of Credit Fees.........................................38
         3.9    International Standby Practices...............................39



Section                                                                     Page
ARTICLE IV

         TAXES, YIELD PROTECTION AND ILLEGALITY...............................39
         4.1    Taxes ........................................................39
         4.2    Illegality....................................................41
         4.3    Increased Costs and Reduction of Return.......................41
         4.4    Funding Losses................................................42
         4.5    Inability to Determine Rates..................................43
         4.6    Certificates of Lenders.......................................43
         4.7    Substitution of Lenders.......................................44
         4.8    Survival......................................................44

ARTICLE V

         CONDITIONS PRECEDENT.................................................44
         5.1    Conditions of Initial CreditExtension ........................44
         5.2    Conditions to All Credit Extensions...........................45

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES.......................................46
         6.1    Organization and Existence ...................................46
         6.2    Power and Authority; Authorization; Validity .................46
         6.3    Financial Position ...........................................47
         6.4    Litigation ...................................................47
         6.5    No Violation of Law or Instrument ............................47
         6.6    Federal Reserve Regulations ..................................47
         6.7    No Default ...................................................48
         6.8    ERISA Compliance .............................................48
         6.9    Environmental Matters ........................................48
         6.10   Regulated Entities ...........................................48
         6.11   Subsidiaries .................................................48
         6.12   Full Disclosure ..............................................48
         6.13   Use of Proceeds ..............................................49

ARTICLE VII

         AFFIRMATIVE COVENANTS ...............................................49
         7.1   Corporate Existence ...........................................49
         7.2   Payment of Taxes and Claims ...................................49

                                      -ii-


Section                                                                     Page
         7.3   Financial Statements ..........................................49
         7.4   Compliance Certificate ........................................50
         7.5   Notice of Default .............................................50
         7.6   Compliance with Laws ..........................................50
         7.7   Inspection of Property; Books and Records; Discussions ........50
         7.8   Maintenance of Property .......................................51
         7.9   Insurance .....................................................51
         7.10  Compliance with ERISA .........................................51
         7.11  Environmental Laws ............................................51
         7.12  Notice of Ratings Change ......................................51

ARTICLE VIII

         NEGATIVE COVENANTS ..................................................51
         8.1   Financial Condition Covenants .................................51
         8.2   Limitation on Liens ...........................................52
         8.3   Consolidation, Merger and Sale of Assets ......................54
         8.4   Use of Proceeds ...............................................54
         8.5   ERISA .........................................................54
         8.6   Change in Business ............................................55

ARTICLE IX

         EVENTS OF DEFAULT ...................................................55
         9.1   Event of Default ..............................................55
         9.2   Remedies ......................................................57
         9.3   Rights Not Exclusive ..........................................57

ARTICLE X

         THE AGENT ...........................................................58
         10.1  Appointment and Authorization .................................58
         10.2  Delegation of Duties ..........................................58
         10.3  Liability of Agents ...........................................58
         10.4  Reliance by Agents ............................................59
         10.5  Notice of Default .............................................59
         10.6  Credit Decision ...............................................60
         10.7  Indemnification of Agents .....................................60
         10.8  Agents in Individual Capacity .................................61
         10.9  Resignation; Removal; Successor Administrative Agent ..........61


Section                                                                     Page
         10.10 Withholding Tax ...............................................62

ARTICLE XI

         MISCELLANEOUS .......................................................63
         11.1  Amendments and Waivers ........................................63
         11.2  Notices .......................................................64
         11.3  No Waiver; Cumulative Remedies ................................65
         11.4  Costs and Expenses ............................................65
         11.5  Company Indemnification .......................................65
         11.6  Payments Set Aside ............................................66
         11.7  Successors and Assigns ........................................66
         11.8  Assignments, Participations, etc ..............................66
         11.9  Confidentiality ...............................................68
         11.10 Set-off .......................................................69
         11.11 Notification of Addresses, Lending Offices, Etc ...............69
         11.12 Counterparts; Effective Date and Closing Date .................69
         11.13 Severability ..................................................70
         11.14 No Third Parties Benefitted ...................................70
         11.15 Governing Law and Jurisdiction ................................70
         11.16 Waiver of Jury Trial ..........................................70
         11.17 Entire Agreement ..............................................71
         11.18 Termination of the Existing Agreement .........................71


    SCHEDULES

    Schedule 1.1  Pricing Schedule
    Schedule 2.1  Commitments and Pro Rata Shares
    Schedule 6.11 Restricted Subsidiaries
    Schedule 11.2 Offshore and Domestic Lending Offices; Addresses for Notices

    EXHIBITS

    Exhibit A              Form of Notice of Committed Borrowing
    Exhibit B              Form of Notice of Conversion/Continuation
    Exhibit C              Form of Invitation for Competitive Bids
    Exhibit D              Form of Competitive Bid
    Exhibit E              Form of Note
    Exhibit F              Form of Compliance Certificate
    Exhibit G              Form of Legal Opinion of Counsel to the Company
    Exhibit H              Form of Legal Opinion of Special Counsel to the
                              Administrative Agent
    Exhibit I              Form of Assignment and Acceptance
    Exhibit J              Form of Request for Increase
    Exhibit K              Form of Extension Request

                                CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of October 24, 2000 among INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively the "LENDERS"; individually each a "LENDER"), Bank of America, N.A., as letter of credit issuing lender, SUNTRUST BANK, as Syndication Agent, U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent.

     WHEREAS, the Lenders have agreed to make available to the Company a revolving credit facility (with a letter of credit subfacility) upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                     ARTICLE

                                   DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

             ABSOLUTE RATE - see SUBSECTION 2.6(b)(ii)(D).

             ABSOLUTE RATE AUCTION means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to SECTION 2.6.

             ABSOLUTE RATE BID LOAN means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

             ACQUISITION means the purchase, in one transaction or a series of related transactions, directly or indirectly (including by merger, tender offer, exchange offer, consolidation or otherwise) by the Company and/or any of its Subsidiaries of more than 50% of the assets or issued and outstanding stock of another Person.

             ADJUSTED PRO RATA SHARE means for any Lender at any time the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) of such Lender's Commitment divided by the Aggregate Commitment (or, after the Commitments have terminated, (i) the principal amount of such Lender's Loans PLUS (without duplication) the participation of such Lender in (or in the case of the Issuing Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations divided by
     (ii) Total Outstandings.

             ADMINISTRATIVE AGENT means Bank of America in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under SECTION 10.9.

             ADMINISTRATIVE AGENT'S PAYMENT OFFICE means the address for payments to the Administrative Agent set forth on SCHEDULE 11.2 or such other address as the Administrative Agent may from time to time specify pursuant to SECTION 11.2.

             AFFILIATE means, as to any Person, any other Person which, directly or indirectly, is in control of, or is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

             AGENTS means the Administrative Agent, the Documentation Agent and the Syndication Agent; and AGENT means any of the Administrative Agent, the Documentation Agent or the Syndication Agent.

             AGENT-RELATED PERSONS means Bank of America in its capacity as Administrative Agent and in its capacity as Issuing Lender and any successor administrative agent and any successor letter of credit issuing lender hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

             AGGREGATE COMMITMENT means at any time the aggregate amount of the Commitments of all Lenders at such time. As of the Effective Date, the Aggregate Commitment is $180,000,000.

             AGREEMENT means this Credit Agreement.

             APPLICABLE MARGIN means, (a) for any Base Rate Committed Loan, zero, and (b) for any Offshore Rate Committed Loan, the applicable percentage set forth in SCHEDULE 1.1 opposite the then-current Rating Level.

             ARRANGER means Banc of America Securities LLC., a Delaware corporation, in its capacity as lead arranger and sole book manager for the credit facility provided hereunder.

             ASSIGNEE - see SUBSECTION 11.8(a).

             ATTORNEY COSTS means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

             BANK OF AMERICA means Bank of America, N.A., a national banking association.

             BANKRUPTCY CODE means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

             BASE RATE means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

             BASE RATE COMMITTED LOAN means a Committed Loan, or an L/C Advance, that bears interest based on the Base Rate.

             BID BORROWING means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Lenders.

             BID LOAN means a Loan by a Lender to the Company under
     SECTION 2.6, which may be a LIBOR Bid Loan or an Absolute Rate Bid
     Loan.

             BID LOAN LENDER means, in respect of any Bid Loan, the Lender making such Bid Loan to the Company.

             BORROWING means a borrowing hereunder consisting of Committed Loans of the same Type, or LIBOR Bid Loans or Absolute Rate Bid Loans, made to the Company on the same day by the Lenders under ARTICLE II and, other than in the case of Base Rate Committed Loans, having the same Interest Period. A Borrowing may be a Bid Borrowing or a Committed Borrowing.

             BORROWING DATE means any date on which a Borrowing occurs under SECTION 2.3 or 2.6.

             BUSINESS DAY means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago, Charlotte or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore

     Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

             CAPITAL ADEQUACY REGULATION means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

             CASH COLLATERALIZE means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Required Lenders. Derivatives of such term shall have corresponding meanings. Cash collateral shall be maintained in blocked accounts of Bank of America or, with Bank of America's consent, the Issuing Lender.

             CLOSING DATE means the date on which all conditions precedent set forth in SECTION 5.1 are satisfied or waived by all Lenders (or, in the case of SUBSECTION 5.1(e), waived by the Person entitled to receive the applicable payment).

             CODE means the Internal Revenue Code of 1986.

             COMMITTED BORROWING means a Borrowing hereunder consisting of Committed Loans made by the Lenders ratably according to their respective Pro Rata Shares.

             COMMITTED LOAN means a Loan by a Lender to the Company under
     SECTION 2.3, which may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each a "Type" of Committed Loan).

             COMMITMENT - see SECTION 2.1. The amount of each Lender's Commitment as of the Effective Date is specified on SCHEDULE 2.1.

             COMMON STOCKHOLDERS' EQUITY means the common stockholders' equity of the Company and its Subsidiaries determined on a consolidated basis.

             COMPANY - see the PREAMBLE.

             COMPETITIVE BID means an offer by a Lender to make a Bid Loan in accordance with SUBSECTION 2.6(b).

             COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT F.

             CONVERSION/CONTINUATION DATE means any date on which, under
     SECTION 2.4, the Company (a) converts Committed Loans of one Type to another Type or (b) continues as

     Committed Loans of the same Type, but with a new Interest Period, Committed Loans having an Interest Period expiring on such date.

             CREDIT EXTENSION means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

             DOCUMENTATION AGENT means U.S. Bank National Association in its capacity as documentation agent hereunder.

             DOLLARS, DOLLARS and $ each mean lawful money of the United
     States.

             EARNINGS BEFORE INCOME TAX means, for any period, total pre-tax earnings from the continuing and discontinued operations of the Company and its Subsidiaries, as determined for such period in accordance with GAAP on a consolidated basis.

             EFFECTIVE AMOUNT means, with respect to the L/C Obligations on any date, the amount of the L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursement of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under any Letter of Credit taking effect on such date.

             EFFECTIVE DATE means the date on which the Administrative Agent has received counterparts of this Agreement executed by the parties hereto.

             ELIGIBLE ASSIGNEE means any of (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the OECD), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

             ENVIRONMENTAL CLAIMS means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

             ENVIRONMENTAL LAWS means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and land use matters.

             ERISA means the Employee Retirement Income Security Act of 1974.

             ERISA AFFILIATE means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
     Code).

             EVENT OF DEFAULT - see SECTION 9.1.

             EXISTING AGREEMENT - see SECTION 5.1.

             EXTENSION REQUEST means a request for an extension of the Termination Date substantially in the form of EXHIBIT K.

             FACILITY FEE RATE means the applicable rate set forth in
     SCHEDULE 1.1 opposite the then-current Rating Level.

             FEDERAL FUNDS RATE means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

             FIXED CHARGE COVERAGE means the quotient of:

             (a) the consolidated sum of (i) net interest expense (meaning interest expense reduced by capitalized interest and interest income),
     (ii) minimum rentals for operating leases of the Company and its consolidated Subsidiaries and (iii) Earnings Before Income Tax (exclusive of unusual or nonrecurring non-cash items) DIVIDED BY

             (b) the consolidated sum of net interest expense (meaning interest expense reduced by capitalized interest and interest income) and minimum rentals for operating leases of the Company and its consolidated Subsidiaries.

             FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

             FURTHER TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 4.1.

             GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of any determination.

             GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

             HONOR DATE - see SUBSECTION 3.3(b).

             INDEMNIFIED LIABILITIES - see SECTION 11.5.

             INDEMNIFIED PERSON - see SECTION 11.5.

             INSOLVENCY PROCEEDING means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under any U.S. Federal, state or foreign law, including the Bankruptcy Code.

             INTEREST PAYMENT DATE means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter, PROVIDED that (a) if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid also shall be Interest Payment Dates.

             INTEREST PERIOD means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or, in the case of any Offshore Rate Committed

     Loan, on the Conversion/Continuation Date on which such Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter (or during the first thirty days following the Closing Date, ending on any date which is less than thirty days thereafter) as selected by the Company in its Notice of Committed Borrowing, Notice of Conversion/Continuation or Invitation for Competitive Bids, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than seven days and not more than 180 days as selected by the Company in the applicable Invitation for Competitive Bids; PROVIDED that:

                     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                     (ii) any Interest Period for an Offshore Rate Loan (other than an Interest Period which is less than thirty days) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                     (iii) no Interest Period for any Loan shall extend
             beyond the Termination Date.

             INVITATION FOR COMPETITIVE BIDS - see SECTION 2.6(a).

             IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

             ISSUANCE DATE - see SUBSECTION 3.1(a).

             ISSUE means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

             ISSUING LENDER means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under SUBSECTION 10.1(b) or SECTION 10.9.

             L/C ADVANCE means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

             L/C AMENDMENT APPLICATION means an application form for amendment of an outstanding standby letter of credit as shall at any time be in use by the Issuing Lender, as the Issuing Lender shall request.

             L/C APPLICATION means an application form for issuance of a standby letter of credit as shall at any time be in use by the Issuing Lender, as the Issuing Lender shall request.

             L/C BORROWING means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Committed Loans under SUBSECTION 3.3(d).

             L/C COMMITMENT means the commitment of the Issuing Lender to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under SECTION 3 in an aggregate amount not to exceed on any date the lesser of $20,000,000 and the Aggregate Commitment; it being understood that the L/C Commitment is a part of the Aggregate Commitment rather than a separate, independent commitment.

             L/C FEE RATE means, at any time, the applicable rate set forth on
     SCHEDULE 1.1 opposite the then-current Rating Level; PROVIDED that upon notice to the Company from the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, and for so long as such Event of Default continues, such rate shall be increased by 2%.

             L/C OBLIGATIONS means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

             L/C-RELATED DOCUMENTS means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

             LENDER - see the PREAMBLE. References to the "Lenders" shall include Bank of America in its capacity as Issuing Lender; for purposes of clarification only, to the extent that the Issuing Lender may have any rights or obligations in addition to that of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

             LENDING OFFICE means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 11.2, or such other office or offices as such

     Lender may from time to time notify the Company and the Administrative Agent pursuant to SECTION 11.2.

             LETTER OF CREDIT means any standby letter of credit Issued by the Issuing Lender pursuant to SECTION 3.

             LIBOR AUCTION means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to SECTION 2.6.

             LIBOR BID LOAN means any Bid Loan that bears interest at a rate based upon the Offshore Rate.

             LIBOR BID MARGIN - see SUBSECTION 2.6(b)(ii)(C).

             LIEN means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

             LOAN means an extension of credit by a Lender to the Company under
     ARTICLE II or ARTICLE III. A Loan may be a Committed Loan, Bid Loan or L/C Advance.

             LOAN DOCUMENTS means this Agreement, any Notes and the L/C-Related Documents.

             MATERIAL ADVERSE EFFECT means a material adverse change in, or a material adverse effect upon, the business, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

             MATERIAL SUBSIDIARY means, at any time, any Restricted Subsidiary that had a net worth of $10,000,000 or more as of the last day of any month during the preceding 12-month period.

             MOODY'S means Moody's Investors Service, Inc. or any successor thereto.

             MULTIEMPLOYER PLAN means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

             NET WORTH means Common Stockholders' Equity plus (a) any preferred stock of the Company, as set forth on a consolidated balance sheet of the Company, and (b) the lesser of (i) the outstanding amount of any guaranty of an obligation given by the Company or any Subsidiary of the Company to a lender to a trust holding assets of any employee benefit plan of the Company or any Subsidiary of the Company for the purpose of allowing such trust to borrow monies, which amount has been reflected on the consolidated balance sheet of the Company as a reduction of common stockholders' equity, or (ii) two-thirds of the value of any stock owned by such trust securing such obligation of the trust. The value of a share of common stock (par value ten cents per share) of the Company at any point in time shall be the average closing price of a share of such common stock on the New York Stock Exchange, Inc. (or its successor) for the 90-day period immediately preceding the date of determination.

             NOTE means a promissory note executed by the Company in favor of a Lender pursuant to SUBSECTION 2.2(b), in substantially the form of EXHIBIT E.

             NOTICE OF COMMITTED BORROWING means a notice in substantially the form of EXHIBIT A.

             NOTICE OF CONVERSION/CONTINUATION means a notice in substantially the form of EXHIBIT B.

             OBJECTING LENDER - see SECTION 2.17.

             OBLIGATIONS means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, any Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

             OFFSHORE RATE means:

             (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

             (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

             (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

             OFFSHORE RATE COMMITTED LOAN means a Committed Loan that bears interest based on the Offshore Rate.

             OFFSHORE RATE LOAN means an Offshore Rate Committed Loan or a LIBOR Bid Loan.

             OPERATING PROPERTY means any manufacturing or processing plant, office facility, warehouse or distribution center, together with the land upon which it is situated and fixtures comprising a part thereof, located in the United States or its territories or possessions or in Canada and owned and operated now or hereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 0.5% of Tangible Net Worth.

             OTHER TAXES means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

             PARTICIPANT - see SUBSECTION 11.8(c).

             PAYMENT SHARING NOTICE means a written notice from the Company or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments received from the Company in accordance with SUBSECTION 2.15(b).

             PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

             PENSION PLAN means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Company or any ERISA Affiliate may have any liability.

             PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

             PLAN means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multiemployer Plan, with respect to which the Company may have any liability.

             PRO RATA SHARE means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) of such Lender's Commitment divided by the Aggregate Commitment (or, after the Commitments have terminated, (i) the principal amount of such Lender's Committed Loans plus (without duplication) the participation of such Lender in (or in the case of the Issuing Lender, the unparticipated portion of) the Effective Amount of all L/C Obligations divided by (ii) the aggregate principal amount of all Committed Loans PLUS (without duplication) the Effective Amount of all L/C Obligations).

             RATING LEVEL means at any time the Level set forth in the table below opposite the then-current rating for the senior unsecured non-credit-enhanced long-term debt of the Company by Moody's or S&P, whichever results in the numerically higher (one being highest) Level; PROVIDED that (a) if there is a numerical difference of two or more Levels between the Moody's Rating and the S&P Rating, the then-applicable Rating Level shall be one Level below the higher of such Levels; and (b) if at any time there is no Moody's Rating AND no S&P Rating, the Rating Level shall be Level VI.

             Level      Moody's Rating        S&P Rating
             -----      --------------        ----------
               I        A2 or better          A or better
               II       A3                        A-
               III      Baa1                     BBB+
               IV       Baa2                     BBB
               V        Baa3                     BBB-
               VI       less than Baa3      less than BBB-

     The Rating Level shall change two days after any applicable change in rating by Moody's or S&P.

             REPLACEMENT LENDER - see SECTION 4.7.

             REQUIRED LENDERS means Lenders holding Adjusted Pro Rata Shares aggregating more than 50%.

             REQUIREMENT OF LAW means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

             RESPONSIBLE OFFICER means the Chairman, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer of the Company.

             RESTRICTED SUBSIDIARY means any Subsidiary of the Company other than an Unrestricted Subsidiary.

             S&P means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto. ---

             SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

             SUBSIDIARY of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

             SYNDICATION AGENT means SunTrust Bank in its capacity as syndication agent hereunder.

             TANGIBLE NET WORTH means, at any time, Net Worth less the amount of goodwill, debt discount and other like intangibles of the Company and its Subsidiaries determined on a consolidated basis.

             TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are taxes imposed on or measured by each Lender's or the Administrative Agent's net income, profits or capitalization by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

             TERMINATION DATE means the earlier to occur of:

                   (a) October 21, 2005 (or such later date to which the Termination Date may have been extended pursuant to SECTION 2.17); and

                   (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

             TOTAL CAPITALIZATION means, at any time, the sum of Total Indebtedness and Net Worth. For purposes of computing Total Capitalization, any decrease since August 26, 2000 to Common Stockholders' Equity as a component of Net Worth resulting from a non-recurring non-cash charge in connection with the write-off of goodwill and other intangibles shall be added back to Common Stockholders' Equity.

             TOTAL INDEBTEDNESS means, at any time, total indebtedness for monies borrowed by the Company or any of its Subsidiaries as such items appear on the consolidated balance sheet of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

             TOTAL OUTSTANDINGS means the sum of the aggregate principal amount of all outstanding Loans (whether Committed Loans or Bid Loans) plus the Effective Amount of all L/C Obligations.

             TYPE has the meaning specified in the definition of "Committed
     Loan."

             UNITED STATES and U.S. each means the United States of America.

             UNMATURED EVENT OF DEFAULT means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

             UNRESTRICTED SUBSIDIARY means (a) any Subsidiary substantially all of the physical properties of which are located, or substantially all of the business of which is carried on, outside of the United
     States, and its territories and possessions, and Canada, (b)(i) any Subsidiary the primary business of which consists of financing operations in connection with leasing and conditional sales transactions on behalf of the Company and its Subsidiaries and/or purchasing accounts receivable, and/or making loans secured by accounts receivable or inventory, or which is otherwise primarily engaged in the business of a financing company, (ii) Lucan Feed Service, Inc., (iii) The Pickaway Grain Company, (iv) Sea-Pac Corp., (v) The Boston Sea Party Restaurants, Inc., (vi) Davenport Industrial Supply Co., (vii) International Multifoods Charitable Foundation, (viii) MINETCO - Minnesota International Export Trading Company, Inc. (ix) Multifoods Bakery Distributors, Inc., (x) Multifoods Bakery International, Inc., or (xi) any other Subsidiary which has been designated as an Unrestricted Subsidiary by the Board of Directors of the Company (provided that no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if at the time of such designation such Restricted Subsidiary owns and operates an Operating Property or owns any shares of stock or indebtedness of a Restricted Subsidiary), in each case unless and until any of the Subsidiaries referred to in the foregoing CLAUSES (i) through
     (xi) shall be designated by the Board of Directors of the Company as a Restricted Subsidiary, and (c) any Subsidiary a majority of the voting stock of which shall at any time be owned, directly or indirectly, by one or more Unrestricted Subsidiaries

          1.2    OTHER INTERPRETIVE PROVISIONS.

                 (a) The meanings of defined terms are equally applicable to the singular and lural forms of the defined terms.

                 (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                       (ii) The term "including" is not limiting and means "including without limitation."

                       (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of any Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                 (g) This Agreement and the other Loan Documents are the result of negotiations among and has been reviewed by counsel to the Agents, the Company and the other parties, and is the product of all parties. Accordingly, this Agreement shall not be construed against the Lenders or the Agents merely because of the Agents' or Lenders' involvement in its preparation.

          1.3    ACCOUNTING PRINCIPLES.

                 (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; PROVIDED that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in ARTICLE VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend
     ARTICLE VIII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                  THE CREDITS

          2.1 AMOUNTS AND TERMS OF COMMITMENTS. Each Lender severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on
     SCHEDULE 2.1 (such amount, as the same may be reduced under SECTION 2.7 or as a result of one or more assignments under SECTION 11.8, such Lender's "COMMITMENT"); PROVIDED that the Total Outstandings shall not at any time exceed the Aggregate Commitment; and PROVIDED, FURTHER, that the aggregate principal amount of the Committed Loans of any Lender PLUS the participation of such Lender in the Effective Amount of all L/C Obligations shall not at any time exceed the amount of such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this SECTION 2.1, prepay under SECTION 2.8 and reborrow under this
     SECTION 2.1.

          2.2 LOAN ACCOUNTS. (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or the Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Lender and each Lender shall be conclusive (absent manifest error) of the amount of the Loans made by the Lenders to the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or the Letters of Credit.

                 (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

          2.3 PROCEDURE FOR COMMITTED BORROWING. (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Committed Borrowing, which notice must be received by the Administrative Agent prior to (i) 10:30 a.m. (Chicago time) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and
     (ii) 11:00 a.m. (Chicago time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                           (A) the amount of the Committed Borrowing, which shall be in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000;

                           (B) the requested Borrowing Date, which shall be a Business Day;

                           (C) the Type of Loans comprising such Committed Borrowing; and

                           (D) in the case of Offshore Rate Committed Loans, the duration of the initial Interest Period therefor.

                 (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Committed Borrowing and of the amount of such Lender's Pro Rata Share of such Borrowing.

                 (c) Subject to the conditions precedent set forth herein, each Lender will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 12:00 noon (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such amounts will then be made available promptly to the Company by the Administrative Agent, at such account and office as the Company shall direct from time to time, in like funds as received by the Administrative Agent.

                 (d) After giving effect to any Committed Borrowing, unless the Administrative Agent otherwise consents, there may not be more than 15 different Interest Periods in effect for all Borrowings (whether Committed Borrowings or Bid Borrowings).

          2.4 CONVERSION AND CONTINUATION ELECTIONS FOR COMMITTED BORROWINGS. (a) The Company may, upon irrevocable written Administrative Agent in accordance with SUBSECTION 2.4(b):

                       (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Committed Loans, to convert any such Committed Loans (or any part thereof in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000) into Committed Loans of the other Type; or

                       (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000);

     PROVIDED that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of any part thereof, to be less than $5,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans.

                 (b)   The Company shall deliver a Notice of
     Conversion/Continuation to be received by the Administrative Agent not later than (i) 10:30 a.m. (Chicago time) at least two Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and
     (ii) 11:00 a.m. (Chicago time) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

                           (A)   the proposed Conversion/Continuation Date;

                           (B) the aggregate amount of Committed Loans to be converted or continued;

                           (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

                           (D) in the case of conversions into Offshore Rate Committed Loans, the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

                 (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans held by each Lender with respect to which the notice was given.

                 (e) Unless the Required Lenders otherwise consent, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Committed Loan.

                 (f) After giving effect to any conversion or continuation of Committed Loans, unless the Administrative Agent shall otherwise consent, there may not be more than 15 different Interest Periods in effect for all Loans (whether Committed Loans or Bid Loans).

          2.5 BID BORROWINGS. In addition to Committed Borrowings pursuant to SECTION 2.3, each Lender severally agrees that the Company may, as set forth in SECTION 2.6, from time to time prior to the Termination Date request the Lenders to submit offers to make Bid Loans to the Company; PROVIDED that the Lenders may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and PROVIDED, FURTHER, that (a) the Total Outstandings shall not at any time exceed the Aggregate Commitment and
     (b) after giving effect to any Bid Borrowing, there may not be more than 15 different Interest Periods in effect for all Borrowings (whether Bid Borrowings or Committed Borrowings).

          2.6 PROCEDURE FOR BID BORROWINGS. (a) When the Company wishes to request the Lenders to submit offers to make Bid Loans hereunder, it shall transmit to each Lender by facsimile transmission a notice in substantially the form of EXHIBIT C (an "INVITATION FOR COMPETITIVE BIDS") so as to be received no later than 9:00 a.m. (Chicago time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction or (y) one Business Day prior to the date of a proposed Bid Borrowing


                                    -20
     in the case of an Absolute Rate Auction, specifying:

                       (i) the date of such Bid Borrowing, which shall be a Business Day;

                       (ii) the amount of such Bid Borrowing, which shall be in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000;

                       (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

                       (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

               (b) (i) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this SUBSECTION 2.6(b) and must be submitted to the Company by facsimile transmission not later than
          (A) 8:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (B) 8:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                       (ii) Each Competitive Bid shall be in substantially the form of EXHIBIT D, specifying therein:

                               (A)   the proposed date of Borrowing;

                               (B)   the principal amount of each Bid Loan
                 for which such Competitive Bid is being made, which principal amount (1) may be equal to, greater than or less than the Commitment of the quoting Lender, (2) must be $5,000,000 or a higher integral multiple of $1,000,000 and
                 (3) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                               (C)   if the Company elects a LIBOR Auction,
                 the margin above or below Offshore Rate (the "LIBOR BID MARGIN") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/16th of 1%) to be added to or subtracted from the applicable Offshore Rate, and the Interest Period applicable thereto;

                               (D)   if the Company elects an Absolute Rate
                 Auction, the rate of interest per annum (which shall be an integral multiple of 1/100th of 1%) (the "ABSOLUTE RATE") offered for each such Bid Loan, and the Interest Period applicable thereto; and

                               (E)   the identity of the quoting Lender.

          A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                       (iii) Any Competitive Bid shall be disregarded if it:

                               (A) is not substantially in conformity with EXHIBIT D or does not specify all of the information required by SUBSECTION (b)(ii) of this Section;

                               (B)   contains qualifying, conditional or
                 similar language;

                               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                               (D)   arrives after the time set forth in
                 SUBSECTION (b)(i) of this Section.

                       (iv) Subject only to the provisions of SECTIONS 4.2,
          4.5 and 5.2 hereof and the provisions of this SUBSECTION (b), any Competitive Bid shall be irrevocable except with the written consent of the Company.

                 (c) Not later than 9:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 9:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify (x) each Lender which submitted a Competitive Bid if its offer has been accepted and, if applicable, the amount of the Bid Loan or Bid Loans to be made by it on the date of the relevant Bid Borrowing and (y) the Administrative Agent of the amount of, rate of interest on and Interest Period for, and the identity of the Lender which is to make, each Bid Loan to be made on the date of each Bid Borrowing resulting from each LIBOR Auction and Absolute Rate Auction. The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; PROVIDED that:

                       (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Invitation for Competitive Bids;

                       (ii) the principal amount of each Bid Borrowing must be $5,000,000 or a higher integral multiple of $1,000,000;

                       (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates, as the case may be, within each Interest Period; and

                       (iv) the Company may not accept any offer that is described in SUBSECTION 2.6(b)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                 (d) If offers are made by two or more Lenders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Company among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Company may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Company of the amount of Bid Loans shall be conclusive in the absence of manifest error.

                 (e) Subject to the conditions precedent set forth herein (including, if applicable, SECTIONS 4.2 and 4.5), each Lender which has received notice pursuant to SUBSECTION 2.6(c) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 1:00 p.m. (Chicago time) on such date of Bid Borrowing, in funds immediately available to the Administrative Agent. Such funds will then be made available promptly to the Company by the Administrative Agent, at such account and office as the Company shall direct from time to time, in like funds as received by the Administrative Agent.

                 (f) Promptly following each Bid Borrowing, the Company shall notify the Administrative Agent and each Lender which so requests of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                 (g) From time to time, the Company and the Lenders shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

                 (h) Nothing in this SECTION 2.6 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Lenders), provided that no Event of Default or Unmatured Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such other credit facilities.

          2.7 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Aggregate Commitment, without penalty, by an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000; UNLESS, after giving effect thereto and to any payments or prepayments of Loans made on the effective date thereof, the Total Outstandings would exceed the amount of the Aggregate Commitment then in effect. Once reduced in accordance with this Section, the Commitments may not be increased (except as provided in SECTION 2.16). Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share.

          2.8 OPTIONAL PREPAYMENTS. (a) Subject to SECTION 4.4, the Company may, from time to time, upon irrevocable notice to the Administrative Agent not later than 10:30 a.m. (Chicago time) on any Business Day, in the case of Base Rate Loans, and on the day which is two Business Days prior to the date of prepayment, in the case of Offshore Rate Loans, ratably prepay Committed Loans in whole or in part, in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000. Such notice of prepayment shall specify the date and amount of such prepayment and the Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Committed Loans, accrued interest to such date on the amount prepaid and any amounts required pursuant to SECTION 4.4.

          (b) Bid Loans may not be voluntarily prepaid.

          2.9 REPAYMENT. The Company shall repay each Bid Loan on the last day of each Interest Period therefor. The Company shall repay all Loans (including any outstanding Bid Loan) on the Termination Date.

          2.10 INTEREST. (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Committed Loan under SECTION 2.4), PLUS the Applicable Margin as in effect from time to time. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the Offshore Rate plus (or minus) the LIBOR Bid Margin or at the Absolute Bid Rate, as the case may be.

                 (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any conversion of Offshore Rate Committed Loans under SECTION 2.4 and prepayment of Offshore Rate Committed Loans under SECTION 2.8, in each case for the portion of the Loans so converted or prepaid.

                 (c) The Company shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Offshore Rate Committed Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided that the Company shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of the amount of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days after receipt of such notice.

                 (d) Notwithstanding the foregoing provisions of this Section, if all or any portion of the principal amount of any Loan shall not be paid when due (whether at stated maturity, by acceleration or otherwise), THEN the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such overdue principal amount at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof (or, after the end of the applicable Interest Period for any Offshore Rate Committed Loan or Bid Loan, the Base Rate) plus 2%. All such interest shall be payable on demand.

                 (e) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such circumstances the Company shall pay such Lender interest at the highest rate permitted by applicable law.

          2.11   FEES.

                 (a) ADMINISTRATIVE AGENT'S AND ARRANGER'S FEES. The Company agrees to pay to the Administrative Agent and the Arranger such fees at such times and in such amounts as are mutually agreed to from time to time by the Company and the Administrative Agent or the Arranger, as the case may be.

                 (b) FACILITY AND UTILIZATION FEES. The Company shall pay to the

     Administrative Agent for the account of each Lender a facility fee computed at the Facility Fee Rate on the average daily amount of such Lender's Commitment (whether used or unused) or, if the Commitments have terminated, on the principal amount of all of such Lender's Committed Loans plus the participation of such Lender in (or in the case of the Issuing Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations. The Company shall pay to the Administrative Agent for the account of each Lender a utilization fee at 0.125% per annum on the total principal amount of such Lender's outstanding Committed Loans for each day on which the aggregate principal amount of all Loans is equal to or greater than 33% of the Aggregate Commitment. Such facility fees and (to the extent applicable) utilization fees shall accrue from the Closing Date to the Termination Date, and thereafter until all Loans and L/C Obligations are paid in full and all Letters of Credit are terminated, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date (or, if later, the date all Loans and L/C Obligations are paid in full and all Letters of Credit are terminated); provided that, in connection with any reduction of the Commitments under SECTION 2.7, the accrued facility fee calculated for the period ending on the date of such reduction shall be paid on the date of such reduction, with the following quarterly payment being calculated on the basis of the period from such reduction date to the quarterly payment date. The facility fees and (to the extent applicable) utilization fees shall continue to accrue notwithstanding that one or more conditions to borrowing in ARTICLE V are not met.

          2.12 COMPUTATION OF FEES AND INTEREST. (a) All computations of interest for Base Rate Committed Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which such interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

          2.13 PAYMENTS BY THE COMPANY. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 12:00 noon (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of an Offshore Rate Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          2.14 PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT. (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Committed Borrowing after the Closing Date, at least one Business Day prior to the date of a Committed Borrowing that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of such Lender's Pro Rata Share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this SUBSECTION (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Committed Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

                 (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

          2.15 SHARING OF PAYMENTS, ETC. (a) Whenever any payment received by the Administrative Agent to be distributed to the Lenders is insufficient to pay in full the amounts then due and payable to the Lenders, and the Administrative Agent has not received a Payment Sharing Notice, such payment shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: FIRST, to the payment of reimbursement obligations of the Company in respect of any Letter of Credit; SECOND, to the payment of the principal amount of the Loans which is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each Lender; THIRD, to the payment of interest then due and payable on the Loans and L/C Obligations (including contingent obligations under outstanding Letters of Credit), ratably among the Lenders in accordance with the aggregate amount of interest owed to each Lender; FOURTH, to the payment of the facility fees, letter of credit fees payable under SECTION 3.8 and utilization fees payable under SUBSECTION 2.11(b), ratably among the Lenders in accordance with the amount of such fees owed to each Lender; and FIFTH, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

                 (b) After the Administrative Agent has received a Payment Sharing Notice, and for so long thereafter as any Event of Default exists, all payments received by the Administrative Agent to be distributed to the Lenders shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order:
     FIRST, to the payment of amounts payable under SECTION 11.4, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; SECOND, to the payment of facility fees and utilization fees payable under SUBSECTION 2.11(b) and letter of credit fees payable under
     Section 3.8, ratably among the Lenders in accordance with the amount of such fees owed to each Lender; THIRD, to the payment of the interest accrued on and the principal amount of all of the Loans and L/C
     Obligations (including contingent obligations under outstanding Letters of Credit), regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to each Lender; and FOURTH, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

                 (c) If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on any Loan, or any other amount payable hereunder, in excess of the share of payments and other recoveries such Lender would have received if such payment or other recovery had been distributed pursuant to the provisions of SUBSECTION 2.15(a) or (b) (whichever is applicable at the time of such payment or other recovery), such Lender shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the other Lenders such participations in the Loans made by (or other Obligations owed to) them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery pro rata with each of them in accordance with the order of payments set forth in SUBSECTION 2.15(a) or (b), as the case may be; PROVIDED that if all or any portion of such excess payment or other recovery is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (A) the amount of such paying Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

                 (d) Any amount that would be applied to a contingent obligation of the Company in respect of a Letter of Credit under CLAUSE THIRD of SUBSECTION 2.15(b) shall be held by the Administrative Agent as cash collateral hereunder. If such Letter of Credit is thereafter drawn upon, the Administrative Agent shall pay the Issuing Lender an amount equal to the lesser of the amount of such drawing and the amount of the funds so held as cash collateral for such Letter of Credit. If and to the extent that such Letter of Credit expires or terminates (or the maximum amount available for drawing thereunder is reduced), the funds so held as cash collateral for such Letter of Credit (or the portion thereof in excess of the maximum amount available for drawing thereunder) shall be applied by the Administrative Agent as set forth in SUBSECTION 2.15(a) or 2.15(b), as applicable.

          2.16 OPTIONAL INCREASE IN AGGREGATE COMMITMENT. The Company may at any time (but not more than once in any calendar year), by means of a letter to the Administrative Agent substantially in the form of EXHIBIT J, request that the Aggregate Commitment be increased by (a) increasing the amount of the Commitment of one or more Lenders which have agreed to such increase and/or (b) adding an Eligible Assignee as a party hereto with a Commitment in an amount agreed to by such Eligible Assignee; PROVIDED that (i) no Eligible Assignee shall be added as a party hereto unless such Eligible Assignee shall have been approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld) and (ii) in no event shall the Aggregate Commitment exceed $200,000,000 without the written consent of all Lenders, (iii) at the time of such increase, and after giving effect thereto, no Event of Default or Unmatured Event of Default shall exist and (iv) both before and after giving effect to such increase, the Company shall be in pro forma compliance with all financial covenants set forth in SECTION 8. Any increase in the Aggregate Commitment pursuant to this SECTION 2.16 shall become effective three Business Days after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 to EXHIBIT J (in the case of an increase in the amount of the Commitment of an existing Lender) or assumption letter in the form of Annex 2 to EXHIBIT J (in the case of the addition of an Eligible Assignee as a new Lender) or on such other date as is agreed among the Company, the Administrative Agent and the increasing or new Lender. The Administrative Agent shall promptly notify the Company and the Lenders of any increase in the amount of the Aggregate Commitment pursuant to this SECTION 2.16 and of the amount of the Commitment and Pro Rata Share of each Lender after giving effect thereto. The Company acknowledges that a reallocation of the Commitments as a result of a non-pro-rata increase in the Aggregate Commitment may require prepayment of all or portions of certain Committed Loans on the date of such increase (and any such prepayment shall be subject to the provisions of SECTION 4.4).

          2.17 EXTENSION OF TERMINATION DATE. (a) The Company may, at any time after the first anniversary of the Effective Date (but not more than once in any calendar year), request an extension of the Termination Date for an additional year by submitting to the Administrative Agent an Extension Request. The Administrative Agent shall promptly furnish a copy of any Extension Request to each Lender. Each Lender shall, not more than 45 days after its receipt of an Extension Request, notify the Company and the Administrative Agent of its election to extend or not extend the Termination Date as requested in such Extension Request (it being understood that any Lender which fails to respond on a timely basis shall be deemed to have rejected such Extension Request). If all Lenders approve an Extension Request on a timely basis, then the Termination Date shall be extended for an additional one year and the Administrative Agent shall promptly notify the Company and the Lenders of such extension. If all Lenders do not approve an Extension Request on a timely basis, the Administrative Agent shall so notify the Company and the Lenders and the provisions of SUBSECTION (b) shall apply.

                 (b) During the 60-day period following its receipt from the Administrative Agent of notice that an Extension Request has not been approved by all

     Lenders, the Company may, upon notice to the Administrative Agent and any Lender which elected not to extend the Termination Date or failed to respond to such Extension Request (any such Lender, an "OBJECTING LENDER"), require such Objecting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 11.8), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent to each such assignment and delegation, which consent shall not be unreasonably withheld (and shall not be required if the Objecting Lender is the Administrative Agent), and (ii) such Objecting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) and the Company (in the case of all other amounts). If all Objecting Lenders are replaced as parties to this Agreement during the 60-day period referenced above, then the Termination Date shall be extended for an additional one year pursuant to the relevant Extension Request and the Administrative Agent shall promptly notify the Company and the Lenders of such extension. If all Objecting Lenders are not so replaced, then no extension shall be made pursuant to the relevant Extension Request.

                 (c)   Notwithstanding anything to the contrary in this
     Section 2.17, in no event may the Termination Date be extended more than twice.


                                   ARTICLE III
                              THE LETTERS OF CREDIT

          3.1 THE LETTER OF CREDIT SUBFACILITY. (a) On the terms and conditions set forth herein (i) the Issuing Lender agrees (A) from time to time on any Business Day during the period from the Effective Date to the date which is seven days prior to the scheduled Termination Date, to issue Letters of Credit for the account of the Company, and to amend Letters of Credit previously issued by it, in accordance with SUBSECTIONS 3.2(c) and 3.2(d), and (B) to honor properly drawn drafts under Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; PROVIDED that the Issuing Lender shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE")
     (1) the Total Outstandings would exceed the Aggregate Commitment, (2) the Effective Amount of all L/C Obligations would exceed the L/C Commitment or (3) the participation of any Lender in the Effective Amount of all L/C Obligations plus the outstanding principal amount of the Committed Loans of such Lender would exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                 (b) The Issuing Lender shall not be under any obligation to Issue any Letter of Credit if:

                       (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Lender in good faith deems material to it (it being understood that the Issuing Lender shall promptly notify the Company and the Administrative Agent of any of the foregoing events or circumstances);

                       (ii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in SECTION 5.2 is not then satisfied;

                       (iii) the expiry date of such requested Letter of Credit is (A) more than one year after the date of issuance thereof or (B) after the date which is seven days prior to the scheduled Termination Date, unless all of the Lenders have approved such expiry date in writing; or

                       (iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of such Letter of Credit shall violate any applicable policies of the Issuing Lender;

                       (v) such Letter of Credit is denominated in a currency other than Dollars.

          3.2 ISSUANCE, AMENDMENT AND EXTENSION OF LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least three Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, in the form of an

     L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the face amount of the Letter of Credit; (ii) the expiry date of the Letter of Credit; (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
     (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vi) the proposed date of Issuance of such Letter of Credit (which shall be a Business Day); and (vii) such other matters as the Issuing Lender may reasonably require.

                 (b) Promptly upon receipt of any L/C Application or L/C Amendment Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received on or before the Business Day immediately preceding the date the Issuing Lender is to issue a requested Letter of Credit, (A) notice from the Administrative Agent directing the Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under SUBSECTION 3.1(a) as a result of the limitations set forth in CLAUSES (1) through (3) thereof or (B) a notice described in SUBSECTION 3.1(b)(ii), then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices.

                 (c) From time to time while a Letter of Credit is outstanding and prior to the date which is seven days prior to the scheduled Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least three Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender:
     (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day);
     (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall not have any obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Administrative Agent will promptly notify the Lenders of any Issuance of a Letter of Credit.

                 (d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the date which is seven days prior to the scheduled Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the

     Administrative Agent) at least three Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of extension, the Issuing Lender shall be entitled to authorize the automatic extension of any Letter of Credit. Each such request for extension of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be extended; (ii) the proposed date of notification of extension of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent in writing, shall be prior to the date which is seven days prior to the scheduled Termination Date); and (iv) such other matters as the Issuing Lender may reasonably require. The Issuing Lender shall not be under any obligation to extend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its extended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed extension of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically extended unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be extended, and if at the time of extension the Issuing Lender would be entitled to authorize the automatic extension of such Letter of Credit in accordance with this SUBSECTION 3.2(d) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such extension or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to be extended, and the Company and the Lenders hereby authorize such extension, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such extension.

                 (e) The Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notice of termination or other communication to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the date which is seven days prior to the scheduled Termination Date.

                 (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                 (g) The Issuing Lender will deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or extension of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or of such amendment or extension.

          3.3 RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS. (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

                 (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company and the Administrative Agent. The Company shall (subject, if applicable, to its right to obtain Base Rate Committed Loans as provided below) reimburse the Issuing Lender prior to 10:00 a.m. Chicago time on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "HONOR DATE") in an amount equal to the amount so paid by the Issuing Lender. If the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:00 a.m. Chicago time on the Honor Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Committed Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Commitment and subject to the conditions set forth in SECTION 5.2 other than SECTION 5.2(a). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this SUBSECTION 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                 (c) Each Lender shall upon any notice pursuant to SUBSECTION 3.3(b) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Lenders shall (subject to SUBSECTION 3.3(e)) each be deemed to have made a Committed Loan consisting of a Base Rate Committed Loan to the Company in such amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Pro Rata Share of the amount of such drawing by no later than 1:00 p.m. Chicago time on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 3.3.

                 (d) With respect to any unreimbursed drawing that is not converted into Base Rate Committed Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION 5.2 (other than SUBSECTION 5.2(a), which need not be satisfied) or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand and shall bear interest (payable on demand) at a rate per annum equal to the Base Rate plus 2%, and each Lender's payment to the Issuing Lender pursuant to SUBSECTION 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 3.3.

                 (e) Each Lender's obligation in accordance with this Agreement to make the Committed Loans or L/C Advances, as contemplated by this SECTION 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that each Lender's obligation to make Committed Loans under this SECTION 3.3 is subject to the conditions set forth in SECTION 5.2 (other than SUBSECTION 5.2(a)).

          3.4 REPAYMENT OF PARTICIPATIONS. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Lender for such Lender's participation in such Letter of Credit pursuant to SECTION 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and the Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

                 (b) If the Administrative Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Company to the Administrative Agent for the account of the Issuing Lender pursuant to SUBSECTION 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Lender the amount of its Pro Rata Share of any amount so returned by the Administrative Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          3.5 ROLE OF THE ISSUING LENDER. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                 (b) Neither the Issuing Lender nor any Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                 (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Issuing Lender nor any Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable or responsible for any of the matters described in CLAUSES (i) through (vii) of SECTION 3.6; PROVIDED that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          3.6 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                     (i) any lack of validity or enforceability of this Agreement or any

          L/C-Related Document;

                     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                     (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by any L/C-Related Document or any unrelated transaction;

                     (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                     (v) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                     (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                     (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

          3.7 CASH COLLATERAL PLEDGE. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Termination Date, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

          3.8 LETTER OF CREDIT FEES. (a) The Company shall pay to the Administrative Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit equal to the L/C Fee Rate per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

                 (b) The letter of credit fees payable under SUBSECTION 3.8(a) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Termination Date (or such later date).

                 (c) The Company shall pay to the Issuing Lender a letter of credit fronting fee at such times and in such amounts as are mutually agreed to from time to time by the Company and the Issuing Lender.

                 (d) The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

          3.9 INTERNATIONAL STANDBY PRACTICES. The International Standby Practices as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.


                                  ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

          4.1 TAXES. (a) Any and all payments by the Company to each Lender and each Agent hereunder or under any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes. Each Lender represents and warrants to the Company and the Administrative Agent that under applicable law and treaties as in effect on the date of this Agreement, no Taxes, Other Taxes or Further Taxes are required to be deducted or withheld by the Company or the Administrative Agent with respect to any payments to be made to such Lender hereunder or under any other Loan Document.

                 (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or any Agent, then:

                       (i) the Company shall make such deductions and withholdings;

                       (ii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                       (iii) the Company shall also pay to the Administrative Agent for the account of any applicable Lender or Agent, at the time interest is paid, all additional amounts which such Lender or such Agent reasonably determines as necessary to preserve the after-tax yield such Lender or Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                 (c) The Company agrees to indemnify and hold harmless each Lender and each Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such Lender or such Agent reasonably determines as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or such Agent makes written demand therefor.

                 (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

                 (e) If the Company is required to pay any amount to any Lender or any Agent pursuant to SUBSECTION (b) or (c) of this Section, then such Lender or such Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or other relevant office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Lender or such Agent is not otherwise disadvantageous to such Lender or such Agent.

                 (f)   Notwithstanding the foregoing provisions of this
     SECTION 4.1, if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this SECTION 4.1 within 120 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 120 days before the date on which such Lender notifies the Company of such event or circumstance.

                 (g) If any Lender determines in good faith that any deduction, withholding or payment pursuant to the foregoing provisions of this SECTION 4.1 in respect of Taxes, Other Taxes or Further Taxes can be used by such Lender (in a manner consistent with its overall tax policies) to reduce its otherwise payable tax liabilities, then such Lender shall promptly pay to the Company an amount equal to such reduction.

          4.2 ILLEGALITY. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, any obligation of such Lender to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Lender's Competitive Bid, but which has not yet been borrowed) shall be suspended until the Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

                 (b) If a Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loan of such Lender then outstanding, together with interest accrued thereon and any amount required under SUBSECTION 4.4(d), either on the last day of the Interest Period thereof or, if earlier, on the date on which such Lender may no longer lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Committed Loan.

                 (c) If the obligation of any Lender to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, all Loans which would otherwise be made by such Lender as Offshore Rate Committed Loans shall be instead Base Rate Committed Loans.

                 (d) Before giving any notice to the Administrative Agent or demand upon the Company under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

          4.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If after the date hereof any Lender reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate pursuant to SUBSECTION 2.10(c)) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in any Letter of Credit, or, in the case of the Issuing Lender, any increase in the cost to the Issuing lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                 (b) If after the date hereof any Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation,
     (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) and such Lender reasonably determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

                 (c)   Notwithstanding the foregoing provisions of this
     SECTION 4.3, if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this SECTION 4.3 within 60 days after such Lender obtains knowledge of such event or circumstances, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 60 days before the date on which such Lender notifies the Company of such event or circumstance.

          4.4 FUNDING LOSSES. The Company shall reimburse each Lender and hold each Lender harmless from any reasonable loss or expense which the Lender may sustain or incur as a consequence of:

                 (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                 (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Committed Borrowing, a

     Notice of Conversion/ Continuation or accepted a Competitive Bid;

                 (c) the failure of the Company to make any prepayment of a Committed Loan in accordance with any notice delivered under SECTION 2.8;

                 (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                 (e) the automatic conversion under SUBSECTION 2.4(a) of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

     including any such reasonable loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under SUBSECTION 4.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

          4.5 INABILITY TO DETERMINE RATES. If (a) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or (b) the Required Lenders reasonably determine that the Offshore Rate applicable pursuant to SUBSECTION 2.10(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make LIBOR Bid Loans (in the case of CLAUSE (a) only) or to make or maintain Offshore Rate Committed Loans shall be suspended until the Administrative Agent revokes such notice in writing (at the request or with the consent of the Required Lenders in the case of a notice pursuant to CLAUSE (b)). Upon receipt of such notice, the Company may revoke any Notice of Committed Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans.

          4.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

          4.7 SUBSTITUTION OF LENDERS. Upon the receipt by the Company from any Lender (an "AFFECTED LENDER") of a claim for compensation under
     SECTION 4.1 or 4.3 or a notice of the type described in SUBSECTION 4.2(a) or 4.2(b) , the Company may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "REPLACEMENT LENDER"); (ii) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under CLAUSE (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

          4.8    SURVIVAL. The agreements and obligations of the Company in this
     ARTICLE IV shall survive the payment of all other Obligations.


                                  ARTICLE V

                              CONDITIONS PRECEDENT

          5.1 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension, (whether in the form of a Loan or a Letter of Credit), is, in addition to the conditions precedent set forth in SECTION 5.2, subject to the conditions that (i) the Company shall have paid (or shall concurrently pay) all outstanding obligations of the Company under the Credit Agreement dated as of March 22, 1996 (the "EXISTING AGREEMENT") with various financial institutions and Bank of America (then known as Bank of America National Trust and Savings Association), as administrative agent, and (ii) the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and (except for the Notes) in sufficient copies for each Lender:

                 (a) CREDIT AGREEMENT AND NOTES. This Agreement executed by each party hereto and the Notes executed by the Company.

                 (b)   RESOLUTIONS; INCUMBENCY.

                       (i) Copies of the resolutions of the board of directors of the Company authorizing the execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                       (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver the Loan Documents and all other documents to be delivered by the Company hereunder.

                 (c) GOOD STANDING. A copy of a good standing certificate as of a recent date for the Company from the Secretary of State of Delaware.

                 (d) LEGAL OPINIONS. (i) An opinion of Frank W. Bonvino, Vice President and General Counsel of the Company, substantially in the form of EXHIBIT G; and (ii) an opinion of Mayer, Brown & Platt, special counsel to the Administrative Agent, substantially in the form of EXHIBIT H.

                 (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent due and payable on the Closing Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent), including any such costs, fees and expenses arising under or referenced in SECTIONS 2.11 and 11.4.

                 (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                       (i) the representations and warranties contained in
          ARTICLE VI are true and correct on and as of such date, as though made on and as of such date;

                       (ii) no Event of Default or Unmatured Event of Default exists or would result from a Borrowing on such date; and

                       (iii) since February 29, 2000, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect (except as described in the Form 10-K filed by the Company with the SEC for the fiscal year ended on such date or in any Form 10-Q or 8-K filed by the Company with the SEC after such date and prior to the Effective Date).

                 (g) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

          5.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Loan to be made by it and the obligation of the Issuing Lender to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date, as applicable:

                 (a) NOTICE, APPLICATION. In the case of any Committed Loan, the Administrative Agent shall have received a Notice of Committed Borrowing and, in the case of the Issuance of any Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application as required under SECTION 3.2.

                 (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VI (excluding the representations and warranties contained in SECTIONS 6.3, 6.4 and 6.11) shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                 (c) NO EXISTING DEFAULT. No Event of Default or Unmatured Event of Default shall exist or shall result from such Borrowing.

     Each Notice of Committed Borrowing, Invitation for Competitive Bids, L/C Application and L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company that, as of the date of such notice or request and as of the applicable Borrowing Date, the conditions in this SECTION 5.2 are satisfied.


                                  ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to the Agents and each Lender that:

          6.1 ORGANIZATION AND EXISTENCE. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. In all respects material to the Company and its Subsidiaries taken as a whole, the Company has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties owned or leased or the nature of the activities conducted by the Company makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          6.2 POWER AND AUTHORITY; AUTHORIZATION; VALIDITY. (a) The Company has all power and authority necessary to execute, deliver and perform the terms and provisions of the Loan Documents. All action on the part of the Company which is required for the execution, delivery and performance of the Loan Documents has been duly taken.

                 (b) This Agreement and each other Loan Document constitute the valid and binding obligation of the Company enforceable in accordance with its terms, in each case as enforceability may be subject to bankruptcy, reorganization, insolvency, moratorium or other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and as enforceability may be subject to limitations imposed by law upon the availability of specific enforcement, injunctive relief or other equitable remedies.

          6.3 FINANCIAL POSITION. The Company has delivered to the Lenders the consolidated balance sheet of the Company and its Subsidiaries as of February 29, 2000, accompanied by related consolidated statements of operations, cash flows and shareholders' equity, for the fiscal year ended on such date and the related report of the Company's auditors, KPMG LLP. Such financial statements, with the notes thereto, present fairly the consolidated financial position of the Company and its Subsidiaries and the results of their operations and cash flows as of the date and for the period indicated, and were prepared in accordance with generally accepted accounting principles. Since February 29, 2000 to the date of this Agreement, no event has occurred which has had or is reasonably likely to have a Material Adverse Effect (except as described in the Form 10-K filed by the Company with the SEC for the fiscal year ended on such date or in any Form 10-Q or 8-K filed by the Company with the SEC after such date and prior to the Effective Date).

          6.4 LITIGATION. Except as disclosed in the notes to the Company's financial statements referred to in SECTION 6.3 or as described in the Form 10-K filed by the Company with the SEC for the fiscal year ended February 29, 2000 or in any 10-Q or 8-K filed by the Company with the SEC after such date and prior to the Effective Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues which would reasonably be expected to have a Material Adverse Effect.

          6.5 NO VIOLATION OF LAW OR INSTRUMENT. The execution, delivery and performance of this Agreement and the other Loan Documents do not and, after giving effect to each borrowing hereunder, the borrowings then outstanding hereunder at the time of such borrowing will not, require any action or consent of, or any registration with, any Governmental Authority, or of any other party under any material contract or agreement to which the Company or any of its Subsidiaries is a party, or under any order or decree to which the Company or any of its Subsidiaries is a party or to which any of their properties or assets are subject, or conflict with, or entitle any party, with the giving of notice or lapse of time or otherwise, to terminate or declare a default under, any such contract, agreement, order or decree.

          6.6 FEDERAL RESERVE REGULATIONS. (a) The Company is not and will not be engaged principally in the business of extending credit for the purpose of "purchasing" or "carrying" (within the meaning of Regulation U or X of the FRB) any margin stock (as defined in Regulation U or X of the FRB).

                 (b) No part of the proceeds of the Loans will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation U or X of the FRB.

          6.7 NO DEFAULT. No Event of Default or Unmatured Event of Default has occurred and remains in existence.

          6.8    ERISA COMPLIANCE.

                 (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. The Company and each ERISA Affiliate has made all required contributions to any Pension Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

                 (b) There is no pending or, to the best knowledge of the Company, threatened claim, action or lawsuit, or action by any Governmental Authority, with respect to any Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) Neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

          6.9 ENVIRONMENTAL MATTERS. The Company is not in violation of any applicable Environmental Laws, except for any such violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No Environmental Claims have been made against the Company or any of its Subsidiaries which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

          6.10 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any state public utilities code.

          6.11 SUBSIDIARIES. As of the Closing Date, the Company has no Restricted Subsidiaries other than those specifically disclosed in SCHEDULE 6.11.

          6.12 FULL DISCLOSURE. None of the representations or warranties made by the Company in this Agreement as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company in connection with this Agreement (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or deemed made.

          6.13 USE OF PROCEEDS. The proceeds of the Loans will be used by the Company for general corporate purposes, including, without limitation, stock repurchases and acquisitions, and the Commitments will be used as support for commercial paper issued by the Company.


                                     ARTICLE VII

                                AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

          7.1 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) of the Company.

          7.2 PAYMENT OF TAXES AND CLAIMS. The Company and its Subsidiaries will pay or discharge or cause to be paid or discharged, or make adequate provision for, before the same shall become delinquent,
     (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, the Company and its Subsidiaries shall not be required to so pay or discharge or cause to be paid or discharged, or make adequate provision for, any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings, or if such failure would not be disadvantageous in any material respect to the Company and its Subsidiaries taken as a whole.

          7.3 FINANCIAL STATEMENTS. (a) The Company will furnish to the Administrative Agent and each Lender: (i) within 95 days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the close of such fiscal year and consolidated statements of operations, cash flows and shareholders' equity of the Company and its Subsidiaries for such year, certified by independent public accountants of national standing selected by the Company, (ii) within 15 days after the date of their filing, copies of all reports on Forms 8-K, 10-Q and 10-K (or any substantially equivalent reports at any time prescribed by applicable regulations) filed by the Company with the SEC and (iii) promptly following any request therefor, such other financial data (excluding projections unless the then-current Rating Level is Level VI) as any Lender may reasonably request from time to time.

                 (b) The Company will furnish to the Administrative Agent and each Lender as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year, the unaudited consolidated condensed balance sheet of the Company and its Subsidiaries as at the end of such quarterly period and the related unaudited consolidated condensed statements of operations and cash flows of the Company and its Subsidiaries for such quarterly period (except that the statement of cash flows shall be on a year-to-date basis) and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments) in accordance with GAAP (it being understood that delivery of a report on Form 10-Q filed by the Company with the SEC for the relevant quarter shall satisfy the requirements of this CLAUSE
     (b)).

                 (c) All financial statements delivered hereunder shall be prepared in accordance with GAAP.

          7.4 COMPLIANCE CERTIFICATE. The Company will deliver to the Administrative Agent and each Lender, at the time of the delivery of each set of financial statements furnished pursuant to SUBSECTION 7.3(a) or (b), a Compliance Certificate signed by a Responsible Officer.

          7.5 NOTICE OF DEFAULT. Promptly after the occurrence of an Event of Default or Unmatured Event of Default shall have become known to the Company, the Company shall notify the Administrative Agent and each Lender of such event and, within 15 Business Days, provide a statement by a Responsible Officer setting forth the actions being taken by the Company to remedy such event.

          7.6 COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, comply with all Requirements of Law except to the extent that failure to comply therewith could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          7.7 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Company will, and will cause each of its Subsidiaries to, keep proper books of records and account in which true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, after the occurrence and during the continuance of an Event of Default, permit representatives of the Administrative Agent and any Lender to visit and inspect any of its properties and examine any of its books and records at any reasonable time, upon reasonable notice and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers of the Company and its Subsidiaries and with their independent certified public accountants. All information obtained by the Agents and the Lenders and their representatives pursuant to this
     SECTION 7.7 shall be subject to and governed by the confidentiality provisions contained in SECTION 11.9.

          7.8 MAINTENANCE OF PROPERTY. The Company will, and will cause each of its Subsidiaries to, keep all property, plant and equipment useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), except to the extent that failure to so keep such property, plant and equipment in such good working order and condition could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          7.9 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable independent insurers, insurance of such types and in such amounts (and with such deductibles and self-insured retentions) as is customarily maintained by Persons engaged in the same or similar business.

          7.10 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to, maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law.

          7.11 ENVIRONMENTAL LAWS. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that failure to so conduct such operations and keep and maintain such property could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          7.12 NOTICE OF RATINGS CHANGE. The Company will promptly notify the Administrative Agent (which shall promptly notify each Lender) after any change in the rating of the Company's senior, unsecured non-credit-enhanced long term debt by Moody's or S&P.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

          8.1    FINANCIAL CONDITION COVENANTS.

                 (a) TOTAL INDEBTEDNESS TO TOTAL CAPITALIZATION. The Company will not permit the ratio of Total Indebtedness to Total Capitalization at any time to be greater than .60 to 1.0.

                 (b) MAINTENANCE OF FIXED CHARGE COVERAGE. The Company will not permit, as of the last day of any fiscal quarter, the Fixed Charge Coverage for the period of four consecutive fiscal quarters ending on such last day to be less than 1.5.

          8.2 LIMITATION ON LIENS. (a) The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guaranty any obligation secured by any Lien upon any Operating Property of the Company or of a Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Operating Property, shares of stock or indebtedness is now owned or hereafter acquired) or upon any of its or their property, assets or revenues without in any such case effectively securing the Obligations, concurrently with the issuance, assumption or guaranty of any such obligation (together with, if the Company shall so determine, any other indebtedness of or guarantied by the Company or such Restricted Subsidiary ranking equally with or prior to the Obligations and then existing or thereafter created) equally and ratably with such obligation; PROVIDED that the foregoing restrictions shall not apply to:

                 (i) Liens on any property acquired, constructed or improved by the Company or any Restricted Subsidiary after August 26, 2000 which are created or assumed contemporaneously with, or within 180 days after, such acquisition, or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 180-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after August 26, 2000, PROVIDED that such Lien shall not apply to any property theretofore owned by the Company or any Restricted Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

                 (ii) Liens on any property existing at the time of acquisition thereof (including acquisition through merger or consolidation) and Liens on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary, PROVIDED that each such Lien shall at all times be confined solely to the property subject to such Lien immediately prior to such acquisition or such corporation becoming a Restricted Subsidiary and shall not have been incurred at the request of or, if required, with the consent of the Company in contemplation of such event;

                 (iii) Liens to secure obligations of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                 (iv) Liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; and

                 (v) Liens for the sole purpose of extending, renewing or replacing in whole or in part obligations secured by any Lien referred to in the foregoing CLAUSES (i) to (iv), inclusive, or in this CLAUSE
          (v) or any Lien existing on the date of this Agreement, PROVIDED, HOWEVER, that the principal amount of the obligations secured thereby shall not exceed the obligations so secured at the time of such extension, renewal or replacement and that the property securing such extension, renewal or replacement shall be limited to all or part of the property which secured the obligations so extended, renewed or replaced (plus improvements on such property).

                 (b)   The provisions of SUBSECTION 8.2(a) shall not apply to:

                       (i) the issuance, assumption or guaranty by the Company or any Restricted Subsidiary of obligations secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other obligations of the Company and its Restricted Subsidiaries secured by Liens (other than Liens existing on August 26, 2000 and Liens permitted by SUBSECTION 8.2(a)) which would otherwise be subject to the foregoing restrictions, does not at the time exceed $30,000,000;

                       (ii) any Lien arising pursuant to any order of attachment, execution, distraint or similar legal process arising in connection with any court proceeding being contested or appealed in good faith by appropriate proceedings, PROVIDED such Lien is released or dismissed or the judicial order relating thereto is revoked or stayed within a period of 60 days from the date of the creation thereof;

                       (iii) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in accordance with GAAP;

                       (iv) carriers', warehousemen's, mechanics', material-men's, repairmen's or other like Liens arising in the ordinary course of business for obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                       (v) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                       (vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                       (vii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Subsidiaries; and

                       (viii) inchoate Liens arising under ERISA to secure the contingent liability of the Company or other Liens arising out of trusts or otherwise designed to assist the Company in fulfilling the obligations of the Company under non-qualified employee benefit plans of the Company.

          8.3 CONSOLIDATION, MERGER AND SALE OF ASSETS. The Company will not consolidate or merge with or into any other corporation or sell or transfer all or substantially all of its property and assets (considered on a consolidated basis) to any other Person, except for any such merger or consolidation after giving effect to which (a) no Event of Default or Unmatured Event of Default exists and (b) the Company or, in the case of any transaction not involving the Company, a Subsidiary of the Company is the surviving entity.

          8.4 USE OF PROCEEDS. The Company shall not, and shall not permit any Subsidiary to, use any portion of the proceeds of any Loan or any Letter of Credit, directly or indirectly, (a) to engage in any transaction having as its purpose the Acquisition of any Person if such Person (or its Board of Directors or equivalent governing body) has (i) announced that it will oppose such Acquisition or (ii) commenced any litigation which alleges that such Acquisition violates, or will violate, any Requirement of Law; or (b) to (i) knowingly purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger or
     (iii) make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "INELIGIBLE SECURITIES" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

          8.5 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: (a) knowingly engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; or (b) knowingly engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          8.6 CHANGE IN BUSINESS. The Company and its Subsidiaries, taken as a whole, shall not engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

          9.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

                 (a) NON-PAYMENT. The Company fails to pay, (i) within one Business Day after the same becomes due, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

                 (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company made or deemed made herein or any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or any Responsible Officer furnished at any time under or in connection with this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

                 (c) CONSOLIDATION, MERGER AND SALE OF ASSETS. The Company fails to perform or observe any covenant or agreement contained in
     SECTION 8.3.

                 (d) OTHER DEFAULTS. The Company fails to perform or observe any other covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days.

                 (e) CROSS-DEFAULT. (i) The Company or any of its Restricted Subsidiaries shall default (subject to any applicable grace period) in the payment of any principal of or interest on or any other amount owing under any indebtedness for money borrowed of, or guarantied by, the Company or such Restricted Subsidiary or for the deferred purchase price of property or of a capitalized lease obligation, or (ii) there occurs a default in the observance or performance of any other agreement or material term or condition relating to any such indebtedness the effect of which default is to cause, or permit the holder or holders of such indebtedness to cause, such indebtedness to become due prior to its stated maturity;

     PROVIDED that no such default under CLAUSE (i) or (ii) shall constitute an Event of Default hereunder unless the amount of such indebtedness in default is in the principal amount of at least $15,000,000 in any single instance.

                 (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Material Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

                 (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing, issuance or levy;
     (ii) the Company or any Material Subsidiary admits in writing the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

                 (h) MONETARY JUDGMENTS. Final judgments for the payment of money aggregating in excess of $10,000,000 (which amount has not been paid or is not covered by insurance) shall be rendered against the Company or one of its Restricted Subsidiaries and remain undischarged for a period of more than 60 days during which execution shall not be stayed or contested in good faith.

                 (i) OWNERSHIP OF THE COMPANY. Any Person or group of Persons acting in concert acquires beneficial ownership of 40% or more of the outstanding shares of voting stock of the Company, unless such acquisition is approved by a majority of the Board of Directors of the Company comprised of (i) persons who are members of the Board of Directors of the Company on the Effective Date (the "ORIGINAL MEMBERS") or (ii) persons thereafter endorsed for election to the Board of Directors of the Company by all of the then-current Original Members the "Endorsed Members") and by all then-current Endorsed Members.

                 (j) CHANGE IN DIRECTORS. At any time at least 51% of the members of the Board of Directors of the Company are not Original Members or Endorsed Members (as such terms are defined in SUBSECTION (i) above).

                 (k) ENVIRONMENTAL MATTERS. The Company or any of its Subsidiaries shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are reasonably expected to result in payments by the Company and its Subsidiaries (other than with the proceeds of insurance) having a present value (based upon the then-applicable Base Rate) in excess of $15,000,000.

                 (l) ERISA. (i) The Company or any ERISA Affiliate incurs liability under Title IV of ERISA to a Pension Plan, a Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; or (ii) a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

          9.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

                 (a) declare the commitment of each Lender to make Committed Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

                 (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                 (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and applicable law;

     PROVIDED, HOWEVER, that upon the occurrence of any event specified in SUBSECTION (f) or (g) of SECTION 9.1 (in the case of CLAUSE (i) of SUBSECTION (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any Lender.

          9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X

                                   THE AGENT

          10.1 APPOINTMENT AND AUTHORIZATION. (a) Each Lender hereby irrevocably (subject to SECTION 10.9) appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document, or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; PROVIDED that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this SECTION 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this SECTION 10, included the Issuing Lender with respect to such acts or omissions, and
     (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

          10.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible to any of the Lenders for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          10.3   LIABILITY OF AGENTS. None of the Agent-Related Persons shall
     (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or under such Loan Document. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          10.4 RELIANCE BY AGENTS. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                 (b) For purposes of determining compliance with the conditions specified in SECTION 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

          10.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default (except, in the case of the Administrative Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders) unless such Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". If the Administrative Agent receives such a notice, the Administrative Agent will notify the Lenders of its receipt of such notice. The Administrative Agent shall take such action with respect to such Event of Default or

     Unmatured Event of Default as may be requested by the Required Lenders in accordance with SECTION 9.2; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

          10.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any Agent-Related Person.

          10.7 INDEMNIFICATION OF AGENTS. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

          10.8 AGENTS IN INDIVIDUAL CAPACITY. Each of Bank of America and its Affiliates, SunTrust Bank ("SunTrust") and its Affiliates and U.S. Bank National Association ("U.S. Bank") and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America, SunTrust and U.S. Bank were not Agents and Bank of America was not the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any of Bank of America, SunTrust or U.S. Bank, or its respective Affiliates, may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliates) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to their respective Loans, Bank of America, SunTrust and U.S. Bank, and any of their respective Affiliates, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Bank of America, SunTrust and U.S. Bank were not Agents hereunder or the Issuing Lender, as the case may be.

          10.9 RESIGNATION; REMOVAL; SUCCESSOR ADMINISTRATIVE AGENT. Any Agent may, and at the request of the Required Lenders shall, resign as an Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
     ARTICLE X and SECTIONS 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America and any applicable Affiliate thereof shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

          10.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative
     Agent:

                       (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                       (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                       (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Each such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers, all or part of the Obligations owed by the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations owed by the Company to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

                 (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers, all or part of the Obligations owed by the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                 (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax without deduction.

                 (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.


                                   ARTICLE XI

                                  MISCELLANEOUS

          11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no such waiver, amendment or consent shall, unless in writing and signed by all of the Lenders and the Company and acknowledged by the Administrative Agent, do any of the following:

                 (a) increase or extend the Commitment of any Lender, other than as set forth in SECTIONS 2.16 and 2.17 (or reinstate any Commitment terminated pursuant to SECTION 9.2);

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                 (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or reduce any fees (other than fees referred to in SUBSECTION 2.11(a)) or other amounts payable hereunder;

                 (d) change the percentage of the Aggregate Commitment or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

                 (e) amend this Section, or SECTION 2.15, or any provision herein providing for consent or other action by all Lenders;

     and PROVIDED, FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights and duties of the Issuing Lender under this Agreement or any L/C-Related Document, and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

          11.2 NOTICES. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.2 and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on SCHEDULE 11.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

                 (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail; except that notices pursuant to ARTICLE II, ARTICLE III or X to the Administrative Agent or the Issuing Lender shall not be effective until actually received by the Administrative Agent or the Issuing Lender, as the case may be.

                 (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken in good faith by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

          11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          11.4   COSTS AND EXPENSES. The Company shall:

                 (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Administrative Agent and Issuing Lender) and the Arranger within five Business Days after demand (subject to SUBSECTION 4.1(f)) for all reasonable costs and expenses incurred by the Bank of America (including in its capacity as Administrative Agent and Issuing Lender) and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other document prepared in connection herewith, and the consummation of the transactions contemplated hereby, including Attorney Costs incurred by the Bank of America (including in its capacity as Administrative Agent and Issuing Lender) and the Arranger with respect thereto; and

                 (b) pay or reimburse each Agent, the Arranger and each Lender within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement and any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, any Insolvency Proceeding or any appellate proceeding).

          11.5 COMPANY INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless the Agent-Related Persons, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "INDEMNIFIED PERSON"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that (a) the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person and (b) the Company shall not be liable to any Indemnified Person for any such loss, claim, damage, liability or expense to the extent caused by or relating to any legal proceedings commenced against any Indemnified Person by any security holder, depositor or creditor of such Indemnified Person or his or her employer arising out of and based upon rights afforded any such security holder, depositor or creditor solely in its capacity as such. The agreements in this Section shall survive payment of all other Obligations.

          11.6 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to any Agent or any Lender, or any Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

          11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

          11.8 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) Any Lender may, with the prior written consent of the Company, the Issuing Lender and the Administrative Agent (which consents shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Issuing Lender or the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Committed Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (or, in the case of an assignment and delegation to an Affiliate of such Lender or another Lender, $5,000,000); PROVIDED that no Lender may (subject to, so long as no Event of Default has occurred and is continuing, the consent of the Company, which may be withheld for any reason) make any assignment (other than to an Affiliate of such Lender) which would result in the amount of such Lender's Commitment being less than the product of (x) $15,000,000 and (y) the quotient (but not more than one) of the then-current Aggregate Commitment DIVIDED BY $180,000,000; and PROVIDED, FURTHER, that the Company, the Issuing Lender and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company, the Issuing Lender and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company, the Issuing Lender and the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT I ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee (or, in the case of an assignment required by SECTION 2.17, the Company) has paid to the Administrative Agent a processing fee in the amount of $3,500.

                 (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received and provided its consent (and received, if applicable, the consent of the Company) with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and under the other Loan Documents.

                 (c) Any Lender may at any time, with the prior written consent of the Company (which consent shall not be unreasonably withheld) sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loans, the Commitment of such Lender and the other interests of such Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; PROVIDED that no Lender may (subject to, so long as no Event of Default has occurred and is continuing, the consent of the Company, which may be withheld for any reason) sell any participation which would result in the amount of such Lender's Commitment MINUS the amount of all participating interests sold by such Lender being less than the product of (x) $15,000,000 and (y) the quotient (but not more than one) of the then-current amount of the Aggregate Commitment DIVIDED BY $180,000,000; and PROVIDED, FURTHER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Documents, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the FIRST PROVISO to SECTION 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.1, 4.3, 4.4, 11.4 and 11.5 as though it were also a Lender hereunder (provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the originating Lender would have been entitled to receive if no such participation had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                 (d) Notwithstanding any other provision in this Agreement, any Lender may at any time (i) sell, assign or grant participations in any Bid Loan made by such Lender or (ii) create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation
     31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          11.9 CONFIDENTIALITY. Each Lender agrees that all information concerning the Company or its Subsidiaries that is furnished or has previously been furnished to such Lender by or on behalf of the Company or any Subsidiary, or by the Administrative Agent or the Arranger on the Company's or such Subsidiary's behalf, in connection with this Agreement and the other Loan Documents will be held in confidence and treated as confidential by such Lender and its Affiliates and will not, except as hereinafter provided, without the prior written consent of the Company, be disclosed by such Lender or its Affiliates in any manner whatsoever, in whole or in part, or be used by such Lender or its Affiliates other than in connection with or in enforcement of the Loan Documents or in connection with other business now or hereafter existing or contemplated by such Lender or any of its Affiliates with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender or any of its Affiliates, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that, insofar as known to such Lender, such source is not prohibited from providing such information by any contractual, legal or fiduciary obligation to the Company; PROVIDED, HOWEVER, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding relating to this Agreement to which the Administrative Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document;

     (F) to such Lender's independent auditors and other professional advisors (each of which shall be required to keep such information confidential to the extent provided in this SECTION 11.9); (G) to any Participant or Assignee, actual or prospective provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party with such Lender or such Affiliate; and (I) to its Affiliates (each of which shall be required to keep such information confidential to the extent provided in this SECTION 11.9).

          11.10 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the occurrence of any Insolvency Proceeding with respect to the Company, the issuance of any execution against any of the property of the Company, the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of the Company, or the issuance of a warrant of attachment against any of the property of the Company, to set-off and apply against any indebtedness, whether matured or unmatured, of the Company to such Lender, any amount owing from such Lender to the Company, at or at any time after the happening of any of the above-mentioned events, and the aforesaid right of set-off may be exercised by such Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or executor, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or executor, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such Insolvency Proceeding or the issuance of such execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          11.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

          11.12 COUNTERPARTS; EFFECTIVE DATE AND CLOSING DATE. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument. The Administrative Agent shall advise the Company and each Lender promptly upon the occurrence of each of the Effective Date and the Closing Date.

          11.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

          11.14 NO THIRD PARTIES BENEFITTED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

          11.15 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

          11.16 WAIVER OF JURY TRIAL. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH

     CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          11.17 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except for the fee letter dated July 10, 2000 among the Company, the Administrative Agent and the Arranger).

          11.18 TERMINATION OF THE EXISTING AGREEMENT. The Company and the Lenders which are parties to the Existing Agreement (which Lenders constitute the "Required Lenders" under and as defined in the Existing Agreement) agree that, concurrently with the occurrence of the Closing Date (and notwithstanding any provision of the Existing Agreement which requires advance notice of termination of the "Commitments" thereunder), the Existing Agreement shall immediately terminate and be of no further force and effect (except for provisions thereof which by their terms survive termination thereof).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                      INTERNATIONAL MULTIFOODS
                                       CORPORATION


                                      By: /s/ GREGORY J. KEMP
                                         --------------------------------------
                                      Title: VICE PRESIDENT AND TREASURER
                                             ----------------------------------



                                      BANK OF AMERICA, N.A.,
                                      as Administrative Agent, as Issuing Lender and as a Lender


                                      By: /s/ G. BURTON QUEEN
                                         --------------------------------------
                                      Title: MANAGING DIRECTOR
                                             ----------------------------------



                                      SUNTRUST BANK,
                                      as Syndication Agent and as a Lender


                                      By: /s/ MICHAEL PUGSLEY
                                         --------------------------------------
                                      Title: VICE PRESIDENT
                                             ----------------------------------



                                      U.S. BANK NATIONAL ASSOCIATION,
                                      as Documentation Agent and as a Lender


                                      By: /s/ DAVID A. DRAXLER
                                         --------------------------------------
                                      Title: VICE PRESIDENT
                                             ----------------------------------

                                      THE BANK OF TOKYO-MITSUBISHI, LTD,
                                       CHICAGO BRANCH


                                      By: /s/ PATRICK MCCUE
                                         --------------------------------------
                                      Title: VICE PRESIDENT & MANAGER
                                             ----------------------------------



                                      THE BANK OF NEW YORK


                                      By: /s/ RICHARD A. RALTETTO
                                         --------------------------------------
                                      Title: VICE PRESIDENT
                                             ----------------------------------



                                      BANK HAPOALIM B.M.


                                      By: /s/ MICHAEL J. BYRNE
                                         --------------------------------------
                                      Title: VP-SR. LENDING OFFICER
                                             ----------------------------------


                                      By: /s/ THOMAS J. HEPPERLE
                                         --------------------------------------
                                      Title: VICE PRESIDENT
                                             ----------------------------------

                                  SCHEDULE 1.1

                                PRICING SCHEDULE


          The Applicable Margin for Offshore Rate Committed Loans and Facility Fee Rate shall be determined based on the then-current Rating Level as set forth below.

                  Applicable
Rating         Margin for Offshore            L/C              Facility
Level          Rate Committed Loans         Fee Rate           Fee Rate
------         --------------------         --------           --------
   I                0.150%                   0.150%              0.100%

  II                0.250%                   0.250%              0.125%

 III                0.350%                   0.350%              0.150%

  IV                0.450%                   0.450%              0.175%

   V                0.675%                   0.675%              0.200%

  VI                1.075%                   1.075%              0.300%

                                  SCHEDULE 2.1

                                   COMMITMENTS
                               AND PRO RATA SHARES

                                                             Pro Rata
         Lender                        Commitment             Share
         ------                        ----------            --------
Bank of America, N.A.                   $50,000,000             27.8%
SunTrust Bank                            40,000,000             22.2
U.S. Bank National Association           35,000,000             19.4
The Bank of Tokyo-Mitsubishi, Ltd.,
   Chicago Branch                        25,000,000             13.9
The Bank of New York                     20,000,000             11.1
Bank Hapoalim B.M.                       10,000,000              5.6
                                         ----------             ----

                 TOTAL                 $180,000,000             100%

                                  SCHEDULE 6.11

                             RESTRICTED SUBSIDIARIES

                                                                Jurisdiction
                                                                     of
         Name of Subsidiary                                     Incorporation
         ------------------                                     -------------
         Fantasia Confections, Inc.                               California

         Multifoods Distribution Management, Inc.                 Delaware

            Better Brands, Inc.                                   Delaware

            Multifoods Distribution Group, Inc.                   Colorado

               Multifoods Merchandising, Inc.                     Delaware

         Robin Hood Multifoods Inc.                               Ontario

            Multifoods Inc.                                       Ontario

               1403810 Ontario Inc.                               Ontario

         Gourmet Baker Inc.                                       Ontario

         980964 Ontario Limited                                   Ontario

                                  SCHEDULE 11.2

                     OFFSHORE AND DOMESTIC LENDING OFFICES;
                              ADDRESSES FOR NOTICES

BANK OF AMERICA, N.A.,
  as Administrative Agent, as Issuing Lender and as a Lender

Bank of America, N.A.
Credit Services
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, Texas 75202
Attention:        Chris Morris
                  Telephone: 214-209-2133
                  Facsimile: 214-290-9435

U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

U.S. Bank Place, MPFP0607
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

Attention: Mary Murphy, Relationship Banking
Telephone: 612-973-0549
Facsimile: 612-973-0224
Email: mary.murphy@usbank.com

SUNTRUST BANK, as Syndication Agent and as a Lender

25 Park Place
Atlanta, Georgia 30088
Attention: Barbara Thomas, CBA
Telephone: 404-588-4237
Facsimile: 404-230-1940

BANK HAPOALIM B.M.

225 North Michigan Avenue
Suite 900
Chicago, Illinois 60601
Attention: Karen M. Adams, Loan Administrator
Telephone: 312-228-6453
Facsimile: 312-228-6490
Email: bhchgo@megsinet.net

THE BANK OF TOKYO-MITSUBISHI, LTD.

90 South 7th Street
5100 Wells Fargo Center
Minneapolis, MN 55402
Attention: Patrick McCue
Telephone: 612-333-0505
Facsimile: 612-333-3735
Email: pmccue@btmna.com

THE BANK OF NEW YORK

One Wall Street, 19th Floor
New York, New York 10286
Attention: Yvonne M. Forbes, Assistant Treasurer
Telephone: 212-635-6691
Facsimile: 212-635-7926

INTERNATIONAL MULTIFOODS CORPORATION

110 Cheshire Lane, Suite 300
Minnetonka, MN  55305-1060
Attention: Treasurer
Telephone: (952) 594-3322
Facsimile: (952) 594-3362

with (except in the case of notices
pursuant to Article II) a copy to:

Frank W. Bonvino
Vice President, Secretary and
   General Counsel
International Multifoods Corporation
110 Cheshire Lane, Suite 300
Minnetonka, MN 55305-1060
Telephone: (952) 594-3579

                                    EXHIBIT A

                                     FORM OF
                          NOTICE OF COMMITTED BORROWING


Date:
      -------------------

To: Bank of America, N.A., as Administrative Agent under the Credit Agreement, dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among International Multifoods Corporation, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent.

Ladies and Gentlemen:

          The undersigned, International Multifoods Corporation (the "COMPANY"), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section
2.3 of the Credit Agreement, of the Committed Borrowing specified below:

               1. The Business Day of the proposed Committed Borrowing is _______________, ____.

               2. The Committed Borrowing is to be comprised of [Base Rate] [Offshore Rate] Loans.

               3. The aggregate amount of the proposed Committed Borrowing is $______________________.

          [    4.   The duration of the Interest Period for the Offshore Rate
          Loans included in the Committed Borrowing shall be _____ months.]

          The Company certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Committed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

               (a) the representations and warranties contained in Article VI of the Credit Agreement (excluding the representations and warranties contained in Sections 6.3, 6.4 and 6.11) are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such date);

               (b) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from such proposed Committed Borrowing; and

               (c) the proposed Committed Borrowing will not cause Total Outstandings to exceed the Aggregate Commitment.

                                      INTERNATIONAL MULTIFOODS CORPORATION

                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

                                    EXHIBIT B

                                     FORM OF
                        NOTICE OF CONVERSION/CONTINUATION

          Date:
               -------------------

To: Bank of America, N.A., as Administrative Agent under the Credit Agreement, dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among International Multifoods Corporation, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent.

Ladies and Gentlemen:

          The undersigned, International Multifoods Corporation (the "COMPANY"), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section
2.4 of the Credit Agreement, with respect to the [conversion] [continuation] of the Committed Loans specified herein, that:

               1. The Conversion/Continuation Date is __________________, ____.

               2. The aggregate amount of the Committed Loans to be [converted] [continued] is $_________________.

               3. The Committed Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Committed Loans.

          [    4. The duration of the Interest Period for the Offshore Rate
          Committed Loans included in the [conversion] [continuation] shall be ____ months.]

         The Company certifies that on the date hereof, and on the proposed Conversion/Continuation Date both before and after giving effect thereto:

               (a) solely in the case of conversion into a continuation of an Offshore Rate Committed Loan, no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

               (b) the proposed continuation/conversion will not cause Total Outstandings to exceed the Aggregate Commitment.


                                      INTERNATIONAL MULTIFOODS CORPORATION

                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

                                    EXHIBIT C

                                     FORM OF
                         INVITATION FOR COMPETITIVE BIDS

VIA FACSIMILE

Date:
     --------------------

To:       The Lenders Listed on SCHEDULE A attached hereto.

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among International Multifoods Corporation, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein have the meanings specified in the Credit Agreement.

          This is an Invitation for Competitive Bids pursuant to Section 2.6 of the Credit Agreement as follows:

               1. The Business Day of the proposed Bid Borrowing is _________________, ___.

               2. The aggregate amount of the proposed Bid Borrowing is $___________ , comprised of [$_________ as Absolute Rate Bid Loans] [and] [$__________ as LIBOR Bid Loans].

               3. The Interest Period[s] for the Bid Loans comprising the Borrowing shall be ________________[, ________ and ________________].

          The Company certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Bid Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

               (a) the representations and warranties contained in Article VI of the Credit Agreement (excluding the representations and warranties contained in Sections 6.3, 6.4 and 6.11) are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such date);

               (b) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from such proposed Bid Borrowing; and

               (c) the proposed Bid Borrowing will not cause Total Outstandings to exceed the Aggregate Commitment.

          All Competitive Bids must be in the form of Exhibit D to the Credit Agreement and must be received by the undersigned no later than 8:30 a.m. (Chicago time) [on _______________, ____, in the case of a LIBOR Auction] [and] [on _______________, ____, in the case of an Absolute Rate Auction].

                                      INTERNATIONAL MULTIFOODS CORPORATION


                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

                                      Facsimile:
                                                -------------------------------

                                   SCHEDULE A

                                 List of Lenders

                                    EXHIBIT D

                             FORM OF COMPETITIVE BID


Date:
     --------------------

To:       International Multifoods Corporation

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among International Multifoods Corporation, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein have the meanings specified in the Credit Agreement.

          In response to the Invitation for Competitive Bids of International Multifoods Corporation, dated ______________, _____, and in accordance with subsection 2.6(b) of the Credit Agreement, the undersigned Lender offers to make [a] Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

Borrowing Date:  ____________________, ____

Aggregate Maximum Bid Amount:  $______________________

Principal                 Principal                          Principal
Amount $_______           Amount $_______                      Amount $_______

Absolute                  Absolute                             Absolute
Rate __%                  Rate __%                             Rate __%

LIBOR                     LIBOR                                LIBOR
Bid Margin __%            Bid Margin __%                       Bid Margin __%

Interest                  Interest                             Interest
Period __________         Period __________                    Period __________


                                      [NAME OF LENDER]

                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                    EXHIBIT E

                                     FORM OF
                                      NOTE


                                                         _________________, 2000



          FOR VALUE RECEIVED, the undersigned, International Multifoods Corporation (the "COMPANY"), hereby promises to pay to the order of _________________ (the "LENDER") the aggregate unpaid principal amount of all Committed Loans and Bid Loans made by the Lender to the Company pursuant to the Credit Agreement, dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

          The Lender is authorized to endorse the amount and the date on which each Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "NOTE").

          This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                      INTERNATIONAL MULTIFOODS CORPORATION



                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                                              Schedule A to Note



                   BASE RATE COMMITTED LOANS AND REPAYMENTS OF
                            BASE RATE COMMITTED LOANS

-----------------------------------------------------------------------------------------------------------------
                                   (2)                              (3)
        (1)                  Amount of Base                 Amount of Base Rate                     (4)
       Date                Rate Committed Loan             Committed Loan Repaid             Notation Made By
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

                                                              Schedule B to Note



            OFFSHORE RATE LOANS AND REPAYMENTS OF OFFSHORE RATE LOANS

------------------------------------------------------------------------------------------------------------------
                                                                                    (4)
                                 (2)                        (3)                  Amount of              (5)
        (1)              Amount of Offshore         Interest Period for        Offshore Rate         Notation
       Date                   Rate Loan              Offshore Rate Loan         Loan Repaid           Made By
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------

                                                              Schedule C to Note


                    ABSOLUTE RATE BID LOANS AND REPAYMENTS OF
                             ABSOLUTE RATE BID LOANS

-------------------------------------------------------------------------------------------------------------
                                                                             (4)
                                  (2)                  (3)                 Amount of
                              Amount of         Interest Rate for        Absolute Rate              (5)
          (1)               Absolute Rate         Absolute Rate            Bid Loan              Notation
         Date                  Bid Loan             Bid Loan                Repaid                Made By
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------

                                    EXHIBIT F

                                     FORM OF
                             COMPLIANCE CERTIFICATE


To: Bank of America, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and the Lenders which are party to the Credit Agreement referred to below

          Reference is made to the Credit Agreement dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") among International Multifoods Corporation (the "Company"), various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. REPORTS. Pursuant to Section 7.3 of the Credit Agreement, enclosed herewith [are copies of (i) the Annual Report of the Company containing the consolidated balance sheet of the Company and its subsidiaries as at the close of the fiscal year of the Company ended February __, _______and consolidated statements of earnings and cash flows of the Company and its subsidiaries for such year, certified by the Company's independent public accountants, and (ii) the Company's most recent Form 10-K filed with the SEC.] [is a copy of the Company's most recent Form 10-Q filed with the SEC.]

II. FINANCIAL TESTS. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

          A.   SUBSECTION 8.1(a)  TOTAL INDEBTEDNESS TO TOTAL CAPITALIZATION

               Long-term Debt (net of current portion)        $
               Current portion of long-term debt                   $
               Notes payable                                       $
                                                                   -----


               Total Indebtedness                                  $

               Common Stockholders' Equity                         $
               Preferred stock                                $
               Other(1)                                            $
                                                                   -----

               Net Worth                                           $

               Plus: Non-recurring write-offs of                   $
                    goodwill and other intangibles since           -----
                    August 26, 2000.

               Total Capitalization                                $

               Total Indebtedness to Total Capitalization          _____%

               Maximum permitted ratio                              0.60%

(1) "Other" equals the lesser of (i) the outstanding amount of any guaranty of an obligation given by the Company or any Subsidiary of the Company to a lender to a trust holding assets of any employee benefit plan of the Company or any Subsidiary of the Company for the purpose of allowing such trust to borrow monies, which amount has been reflected on the consolidated balance sheet of the Company as a reduction of common stockholders' equity, or (ii) two-thirds of the value of any stock owned by such trust securing such obligation of the trust.

          B.   SUBSECTION 8.1(b)  MAINTENANCE OF FIXED CHARGE COVERAGE

                                                         [FQE]    [FQE]     [FQE]    [FQE]     TOTAL
          1. Consolidated net interest expense           $____    $____     $____    $____     $____
                (reduced by capitalized interest
                and interest income)

          2. Minimum rentals for operating               $____    $____     $____    $____     $____
                leases of the Company and its
                consolidated subsidiaries

          3. Earnings Before Income Tax                  $____    $____     $____    $____     $____
                (exclusive of unusual or
                non-recurring non-cash items).

          4. Item 1 plus Item 2 plus Item 3                                                    $_____

          5. Item 1 plus Item 2                                                                $_____

          6. Ratio of Item 4 to Item 5                                                   _.__ to 1.00

          7. Required Fixed Charge Coverage                                              1.50 to 1.00

III. DEFAULTS. The Company hereby further certifies and warrants to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer this _________________ day of _______________________, ____.


                                      INTERNATIONAL MULTIFOODS CORPORATION


                                      By: ______________________________
                                      Title:____________________________

                                    EXHIBIT G

                                     FORM OF
                     LEGAL OPINION OF COUNSEL TO THE COMPANY

                                October 24, 2000

Bank of America, N.A., as Administrative Agent and Letter of Credit Issuing Lender, and the Lenders under the
   Credit Agreement referred to below
Credit Services
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, Texas 75202

Ladies and Gentlemen:

          I am Vice President, General Counsel and Secretary of International Multifoods Corporation, a Delaware corporation (the "Company"), and I have acted as counsel to the Company in connection with the execution and delivery of the Credit Agreement (the "Agreement") dated as of October 24, 2000 among the Company, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent and Letter of Credit Issuing Lender. This opinion is being delivered pursuant to Section 5.1 of the Agreement. Capitalized terms used in this opinion shall have the meanings attributed to them in the Agreement.

          For purposes of this opinion, I have examined the following:

          1. The Restated Certificate of Incorporation, as amended, of the Company;

          2.   The Bylaws of the Company, as amended;

          3. Resolutions of the Board of Directors of the Company adopted on September 15, 2000;

          4.   An executed copy of the Agreement; and

          5. The notes issued by the Company pursuant to the Agreement on the date hereof (the "Notes").

          I have also examined such other documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.

          In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to certain questions of fact material to my opinion, I have relied upon certificates or representations of officers of the Company and of public officials.

          Based on the foregoing, and subject to the assumptions and qualifications set forth below, I am of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the power and authority (corporate and other) to own its properties and carry on its business as now being conducted.

          2. The Company has the corporate power and authority to execute and deliver the Agreement and the Notes and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Agreement and Notes have been duly authorized by all necessary corporate action on the part of the Company.

          3. The Agreement and the Notes are valid and binding obligations of the Company enforceable in accordance with their terms, in each case as enforceability may be subject to bankruptcy, reorganization, insolvency, moratorium or other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and as enforceability may be subject to limitations imposed by law upon the availability of specific enforcement, injunctive relief or other equitable remedies.

          4. To the best of my knowledge, there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending or threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues which would reasonably be expected to have a material adverse effect on the consolidated financial position of the Company and its Subsidiaries, taken as a whole.

          5. The execution, delivery and performance by the Company of the Agreement and the Notes (a) do not require any action or consent of, or any registration with, any Governmental Authority, or of any other party under any contract or agreement known to me to which the Company or any of its Subsidiaries is a party, or under any order or decree known to me to which the Company or any of its Subsidiaries is a party or to which any of their properties or assets are subject and (b) will not conflict with the terms and conditions of, or constitute a default under, any contract, agreement, order or decree known to me to which the Company or any of its Subsidiaries is a party or to which any of their properties or assets are subject.

          I express no opinion as to (a) indemnification or contribution obligations which contravene public policy, (b) any provision of the Credit Agreement purporting to convey rights to Persons other than parties to the Credit Agreement or (c) any waiver of (i) the right to a jury trial, (ii) any objection to venue or (iii) any right to bring legal proceedings in any court having jurisdiction.

          My opinions expressed above are limited to the laws of the State of Minnesota, the Delaware General Corporation Law and the federal laws of the United States of America, in each case as in effect on the date hereof, and no opinion is expressed herein as to the laws of any other jurisdiction. In rendering the opinions set forth in paragraph 3 above, I have assumed that the laws of the State of Minnesota would apply notwithstanding the selection of Illinois law as the governing law in the Agreement and with respect to the Notes. In the event that the Agreement and the Notes were sought to be enforced against the Company in the State of Minnesota, the courts of competent jurisdiction in Minnesota, subject to public policy, would give effect to the choice of Illinois law as the governing law with respect to the Agreement and the Notes. I am not aware of any reason as to why the recognition and application of Illinois law would be contrary to public policy in Minnesota.

          Minnesota Statutes, Section 290.371, Subdivision 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report may be precluded or delayed. Insofar as my opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, I have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

          This opinion is being furnished to you solely for the benefit of the Agents and the Lenders under the Agreement and may not be relied upon by any other person, or used for any other purpose, without my prior written consent.

                                      Very truly yours,




                                      Frank W. Bonvino

                                    EXHIBIT H

                       FORM OF OPINION OF SPECIAL COUNSEL
                           TO THE ADMINISTRATIVE AGENT

                      [Letterhead of Mayer, Brown & Platt]



                                ________ __, 2000


Bank of America, N.A., as
  Administrative Agent, and the
  other financial institutions
  which are parties to the Credit
  Agreement referred to below

          Re:  INTERNATIONAL MULTIFOODS CORPORATION

Ladies and Gentlemen:

          We have acted as special counsel to Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), in connection with the Credit Agreement (the "Credit Agreement") dated as of October 24, 2000 among International Multifoods Corporation (the "Company"), various financial institutions from time to time party thereto, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Credit Agreement.

          In connection herewith, we have examined (i) counterparts of the Credit Agreement executed by the Company, each of the Lenders and the Administrative Agent; and (ii) the Notes issued by the Company on the date hereof pursuant to the Credit Agreement (the "Notes"). In connection with such examination, we have assumed the genuineness of all signatures, the authority of the persons signing such documents and the authenticity of such documents. We also have assumed, without any independent investigation, that (a) the Credit Agreement and the Notes have been duly authorized, executed and delivered by each of the parties thereto and (b) the Credit Agreement is the legal, valid and binding obligation of each party thereto other than the Company, enforceable against each such party in accordance with its terms.

          Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that, under the laws of the State of Illinois:

October 24, 2000
Page 2


          (1) The Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (2) The Notes are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          Our opinions are subject to the following qualifications:

          (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

          (b) We express no opinion as to indemnification or contribution obligations which contravene public policy.

          (c) We express no opinion as to any provision of the Credit Agreement purporting to convey rights to Persons other than parties to the Credit Agreement.

          (d) We express no opinion as to any waiver of (i) the right to a jury trial, (ii) any objection to venue or (iii) any right to bring legal proceedings in any court having jurisdiction.

          (e) Our opinions are limited to the laws of the State of Illinois, and we express no opinion as to the laws of any other jurisdiction.

          This opinion letter is solely for the benefit of the addressees hereof (and their respective successors and assigns) in connection with the transactions contemplated by the Credit Agreement, and this opinion letter may not be relied upon by any other Person or for any other purpose.

                                      Very truly yours,



                                      MAYER, BROWN & PLATT

RCB

                                    EXHIBIT I

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of __________, ___is made between ______________________
(the "ASSIGNOR") and ______________________________(the "ASSIGNEE").

                                    RECITALS

          The Assignor is party to the Credit Agreement dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") among International Multifoods Corporation (the "COMPANY"), SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent, and the several financial institutions from time to time party thereto (including the Assignor, the "LENDERS"). Terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement.

          The Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of the Committed Loans, the Commitment and the other rights and obligations of the Assignor in connection therewith, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor, in each case on the terms and subject to the conditions of this Assignment and Acceptance.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.        ASSIGNMENT AND ACCEPTANCE.

               (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance), __% of the Assignor's Commitment, together with a corresponding portion of the Assignor's outstanding Committed Loans and all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement (all of the foregoing being herein called the "ASSIGNED RIGHTS AND OBLIGATIONS").

               (b) With effect on and after the Effective Date (as defined in SECTION 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; PROVIDED, HOWEVER, that the Assignor shall not relinquish its rights under Article IV or Sections
11.4 or 11.5 of the Credit Agreement in respect of the Assigned Rights and Obligations to the extent such rights relate to the time prior to the Effective Date.

               (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________ and the Assignor's Commitment will be $__________.

               (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's outstanding Committed Loans will be $__________ and the Assignor's outstanding Committed Loans will be $__________.

          2.   PAYMENTS.

               (a) As consideration for the sale, assignment and transfer contemplated in SECTION 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the principal amount of all outstanding and funded Loans and participations included within the Assigned Rights and Obligations.

               (b) The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 11.8(a) of the Credit Agreement.

          3.   REALLOCATION OF PAYMENTS.

          Any interest, fees and other payments accrued to the Effective Date with respect to the Assigned Rights and Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Rights and Obligations shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

          4.   INDEPENDENT CREDIT DECISION.

          The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.3 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

          5.   EFFECTIVE DATE; NOTICES.

               (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 2000 (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

                    (i) this Assignment and Acceptance shall be executed and
               delivered by the Assignor and the Assignee;

                    (ii) the consent of the Company and the Administrative
               Agent, if required for an effective assignment of the Assigned Rights and Obligations by the Assignor to the Assignee under
               Section 11.8(a) of the Credit Agreement, shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                    (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance; and

                    (iv) the processing fee referred to in SECTION 2(b) hereof shall have been paid to the Administrative Agent.

               (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Administrative Agent, for acknowledgment and consent by the Company and the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as
SCHEDULE 1.

          [6.  ADMINISTRATIVE AGENT. INCLUDE ONLY IF ASSIGNOR IS
               ADMINISTRATIVE AGENT

               (a) The Assignee hereby appoints and authorizes the Assignor to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement.

               (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

          7.   REPRESENTATIONS AND WARRANTIES.

               (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

               (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

               (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

          8.   FURTHER ASSURANCES.

          The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Administrative Agent which may be required in connection with the assignment and assumption contemplated hereby.

          9.   MISCELLANEOUS.

               (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

               (b) All payments made hereunder shall be made without any set-off or counterclaim.

               (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

               (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

               (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Chicago, Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

               (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND

ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENT OR AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN).

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                                 [ASSIGNOR]


                                      By: _____________________________

                                      Title: __________________________

                                      Address: ________________________

                                                  [ASSIGNEE]


                                      By: _____________________________

                                      Title: __________________________

                                      Address: ________________________

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                           ---------------, ----



Bank of America, N.A., as Administrative Agent
231 South LaSalle Street
Chicago, Illinois  60697
Attn:  Agency Management Services Illinois #69596

International Multifoods Corporation
110 Cheshire Lane
Suite 300
Minnetonka, MN  55305-1060
Attention: Treasurer


Ladies and Gentlemen:

          We refer to the Credit Agreement, dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among International Multifoods Corporation (the "COMPANY"), various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

          1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "ASSIGNOR") to _______________ (the
"ASSIGNEE") of [all][part of] the right, title and interest of the Assignor in and to the Credit Agreement, (including, without limitation, [all][part of] the right, title and interest of the Assignor in and to the Assignor's Commitment and all outstanding Committed Loans of the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). Before giving effect to such assignment (assuming no repayments, new fundings or new issuances after ________), the Assignor's Pro Rata Share is _________% and the outstanding principal amount of the Assignor's Committed Loans is $___________. After giving effect to such assignment (assuming no repayments, new fundings or new issuances after ________), the Assignor's Pro Rata Share is _________%, the outstanding principal amount of the Assignor's Committed Loans is $___________, the Assignee's Pro Rata Share is _________%, and the outstanding principal amount of the Assignee's Committed Loans is $___________.

          2. The Assignee agrees that, upon receiving the consent, if applicable, of the Administrative Agent and the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

          3.   The following administrative details apply to the Assignee:

               (A)  Notice Address:

                    Assignee name: __________________________
                    Address: ________________________________
                                   __________________________
                                   __________________________
                    Attention:  _____________________________
                    Telephone:  (___) _______________________
                    Telecopier:  (___) ______________________
                    Telex (Answerback):  ____________________

               (B)  Payment Instructions:

                    Account No.: ___________________________
                          At:    ___________________________
                                 ___________________________
                    Reference:   ___________________________
                    Attention:   ___________________________


          4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                      Very truly yours,

                                      [NAME OF ASSIGNOR]


                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------


                                      [NAME OF ASSIGNEE]


                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------


                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


INTERNATIONAL MULTIFOODS CORPORATION


By:
   ----------------------------------
Its:
    ---------------------------------


BANK OF AMERICA, N.A.,
as Administrative Agent


By:
   ----------------------------------
Its:
    ---------------------------------

                                    EXHIBIT J

                                     FORM OF
                              REQUEST FOR INCREASE

                        ---------------------------, ----

Bank of America, N.A., as
      Administrative Agent
      under the Credit Agreement
      referred to below
231 South LaSalle Street
Chicago, Illinois  60697
Attn:  Agency Management Services Illinois #69596

Ladies/Gentlemen:

          Reference is made to the Credit Agreement dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among International Multifoods Corporation, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

          In accordance with Section 2.16 of the Credit Agreement, the Company hereby requests an increase in the Aggregate Commitment from $__________ to $__________. Such increase shall be made by [increasing the Commitment of ____________ from $________ to $________] [adding _____________, an Eligible
Assignee, as a New Lender under the Credit Agreement with a Commitment of $____________] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 hereto (in the case of an increase in the amount of the Commitment of an existing Lender) or assumption letter in the form of Annex 2 hereto (in the case of the addition of an Eligible Assignee as a new Lender) or such other date as is agreed among the Company, the Administrative Agent and the [increasing] [new] Lender.

          The Company hereby certifies that as of the date hereof and the effective date of the increase in the Aggregate Commitment pursuant hereto:

          (a) attached hereto as Exhibit A is a true, complete and correct copy of resolutions, duly adopted by the board of directors of the Company and certified by [an Assistant Secretary] [the Secretary] of the Company, which confirm that such increase has been authorized, and such resolutions have not been amended, modified, rescinded or revoked since their adoption, and remain in full force and effect;

          (b) all the representations and warranties contained in Article VI of the Credit Agreement are true and correct on and as of such date with the same effect as though made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); and

          (c) no Event of Default or Unmatured Event of Default has occurred and is continuing.


                                      Very truly yours,



                                      INTERNATIONAL MULTIFOODS CORPORATION


                                      By:
                                          -------------------------------------
                                      Title:
                                            -----------------------------------

                              ANNEX I TO EXHIBIT J

                                     [Date]


Bank of America, N.A.,
 as Administrative Agent
231 South LaSalle Street
Chicago, Illinois  60697
Attn: Agency Management Services Illinois #69596

Ladies/Gentlemen:

          Please refer to the letter dated ________, ____ from International Multifoods Corporation (the "Company") requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.16 of the Credit Agreement dated as of October 24, 2000 (the "CREDIT AGREEMENT") among the Company, the undersigned Lender, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

          The undersigned hereby confirms that it has agreed to increase the amount of its Commitment under the Credit Agreement from $__________ to $__________ effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

                                      Very truly yours,

                                      [NAME OF INCREASING LENDER]


                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------
Accepted as of
---------, ----

BANK OF AMERICA, N.A.,
  as Administrative Agent

By:
   ----------------------------------
Title:
      -------------------------------

                              ANNEX II TO EXHIBIT J

                                     [Date]


Bank of America, N.A.,
 as Administrative Agent
231 South LaSalle Street
Chicago, Illinois  60697
Attn: Agency Management Services Illinois #69596

Ladies/Gentlemen:

          Please refer to the letter dated ________, ____ from International Multifoods Corporation (the "COMPANY") requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.16 of the Credit Agreement dated as of October 24, 2000 (the "CREDIT AGREEMENT") among the Company, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

          The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment of $__________ effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

          The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by Company pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; (b) acknowledges that it meets the requirements of an Eligible Assignee and (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

          The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

          The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.

          The following administrative details apply to the undersigned:

               (A)  Notice Address:

                    Legal name: _____________________________
                    Address:    _____________________________
                            _________________________________
                            _________________________________
                    Attention:  _____________________________
                    Telephone:  (___) _______________________
                    Facsimile:  (___) _______________________

               (B)  Payment Instructions:

                    Account No.:  ___________________________
                    At:     _________________________________
                            _________________________________
                            _________________________________
                    Reference:    ___________________________
                    Attention:    ___________________________

          The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement.


                                      Very truly yours,

                                      [NAME OF NEW LENDER]


                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------


Accepted and consented to as of
---------, ----

BANK OF AMERICA, N.A.,
  as Administrative Agent

By:
   ----------------------------------
Title:
      -------------------------------

                                    EXHIBIT K

                            FORM OF EXTENSION REQUEST



Bank of America, N.A.,
 as Administrative Agent
231 South LaSalle Street
Chicago, Illinois  60697
Attn: Agency Management Services Illinois #69596


          Reference is made to the Credit Agreement dated as of October 24, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among International Multifoods Corporation, various financial institutions, SunTrust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

          This is an Extension Request pursuant to Section 2.17 of the Credit Agreement requesting an extension of the Termination Date to [INSERT REQUESTED TERMINATION DATE]. Please transmit a copy of this Extension Request to each of the Lenders.


                                      Very truly yours,


                                      INTERNATIONAL MULTIFOODS
                                      CORPORATION



                                      By:
                                         --------------------------------------
                                      Title: